Exhibit 10.1
Second Amendment to
Credit Agreement
This Second Amendment to Credit Agreement (herein, this “Amendment”) is entered into as of July 24, 2023 (the “Second Amendment Effective Date”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), Postal Realty Trust, Inc., a Maryland corporation (“Postal Realty REIT”), and certain direct and indirect subsidiaries of the Borrower party hereto, as Guarantors, the Lenders party hereto, and Bank of Montreal (“Bank of Montreal”) as administrative agent (in such capacity, the “Administrative Agent”).
Preliminary Statements
    A.    The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent entered into that certain Credit Agreement, dated as of August 9, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
    B.    Concurrent with the execution and delivery of this Amendment, the Borrower has elected to increase the aggregate Commitments in accordance with Section 2.15 of the Credit Agreement, to be effected by (i) an increase in the Delayed Draw Term Loan Commitments in an aggregate amount equal to $10,000,000 and (ii) an increase in the Initial Term Loan Commitments in an aggregate amount equal to $25,000,000.
    C.    The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so under the terms and subject to the conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.    Second Amendment Effective Date Amendment to Credit Agreement.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, effective as of the Second Amendment Effective Date, the Credit Agreement shall be and hereby is amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto, except that any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Annex I shall remain in effect without any amendment or other modification thereof.
Section 2.    Conditions Precedent.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.    The Borrower, the Guarantors, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment.
2.2.    If requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Note of the Borrower evidencing such Lender’s Term Loan and otherwise in compliance with the provisions of Section 2.10 of the Credit Agreement.
2.3    The Administrative Agent shall have received a certificate for Postal Realty REIT from its Secretary or Assistant Secretary (or comparable Responsible Officer), certifying as of the date hereof that attached thereto are true, correct and complete copies of resolutions of Postal Realty REIT’s Board of Directors (or similar governing body) authorizing and approving the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby.
2.4.    The Administrative Agent shall have received a Second Amendment Effective Date Closing Certificate.
2.5.    All fees set forth in that certain fee letter between the Borrower and the Administrative Agent shall have been paid in full in immediately available funds.
Section 3.    Representations.
In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each of the Guarantors signing below (each, a “Loan Party” and collectively, the “Loan Parties”) hereby represent and warrant to the Administrative Agent that as of the date hereof:
3.1.    Authorization, Etc. Each Loan Party has the full right and authority to enter into this Amendment and to perform all of its obligations under this Amendment and the other Loan Documents to which it is a party. This Amendment has been duly authorized, executed and delivered by the Loan Parties and constitutes valid and binding obligations of the Loan Parties, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Amendment does not, nor does the performance or observance by any Loan Party of any of the matters and things herein provided for, (i) violate or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any provision of the organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement, etc.) of any Loan Party, (ii) constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any of their respective Property, in each case where such default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien on any Property of any Loan Party. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is necessary to the valid execution, delivery or performance by any Loan Party of this Amendment, except (a) for such approvals which have been obtained prior to the date of this Amendment and remain in full force and effect and (b) where the failure to obtain such authorizations, consents, licenses, exemptions or approvals, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.2.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they were true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.
3.3.    No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.
Section 4.    Reaffirmations.
4.1.    Guaranties. Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. Each Guarantor hereby confirms to the Administrative Agent that, after giving effect to the transactions contemplated by this Amendment, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and constitutes valid and binding obligations of such Guarantor, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement.
Section 5.    Miscellaneous.
5.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. This Amendment shall be deemed to be a Loan Document for all purposes.
5.2.    The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
5.3.    This Amendment may be in the form of an electronic record and may be executed using electronic signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The provisions contained in Sections 13.17 (Governing Law; Jurisdiction; Consent to Service of Process) and 13.18 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.
[Signature Pages to Follow]

This Second Amendment to Credit Agreement is entered into as of the date and year first above written.
“Borrower”
Postal Realty LP

By:    Postal Realty Trust, Inc.
Its:    General Partner
By /s/ Robert Klein
Name: Robert Klein
Title: Chief Financial Officer

“Postal Realty REIT”
Postal Realty Trust, Inc.
By /s/ Robert Klein
Name: Robert Klein
Title: Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement — Postal Realty LP]

“Material Subsidiary Guarantors”
A and J Assets LLC
Alabama Postal Holdings, LLC
Arkansas Postal Holdings LLC
Asset 20024, L.L.C.
Bicostal Postal Realty Holdings LLC
Birmingham Postal Realty Holdings LLC
Eagle Landing Postal Realty Holdings LLC
Eastern Postal Realty Holdings, LLC
Gary Glen Park Realty, LLC
Georgia Postal Realty Holdings LLC
Greensboro Postal Realty Holdings LLC
Harbor Station, LLC
Hiler Buffalo LLC
Illinois Postal Holdings, LLC
Indiana Postal Realty Holdings LLC
Iowa Postal Holdings, LLC
Louisiana Postal Holdings, LLC
Mass Postal Holdings LLC
Michigan Postal Holdings LLC
Midwestern Postal Realty Holdings, LLC
Milwaukee Postal Realty Holdings LLC
Missouri & Minnesota Postal Holdings, LLC
New Mexico Postal Realty Holdings LLC
Ohio Postal Holdings, LLC
Pennsylvania Postal Holdings, LLC
Postal Holdings LLC
PPP Assets, LLC
Puerto Rico Postal Realty Holdings LLC
South Carolina Postal Holdings LLC
Southern Postal Realty Holdings, LLC
Tennessee Postal Holdings, LLC
Topeka Postal Realty Holdings LLC
United Post Office Investments, LLC
UPH Merger Sub LLC
Virginia Beach Postal Holdings LLC
Western Postal Realty Holdings, LLC
Wisconsin Postal Holdings, LLC
By /s/ Robert Klein
Name: Robert Klein
Title: Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement — Postal Realty LP]

“Administrative Agent”
Bank of Montreal, Administrative Agent
By /s/ Rebecca Liu Chabanon
    Name:    Rebecca Liu Chabanon
    Title:    Director

[Signature Page to Second Amendment to Credit Agreement— Postal Realty LP]

“Lenders”
BMO Harris Bank N.A., as L/C Issuer, Swingline Lender and a Lender
By /s/ Rebecca Liu Chabanon
    Name:    Rebecca Liu Chabanon
    Title:    Director

[Signature Page to Second Amendment to Credit Agreement— Postal Realty LP]

JPMorgan Chase Bank, N.A.
By /s/ Donald Wattson
    Name:    Donald Wattson
    Title:    Authorized Officer

[Signature Page to Second Amendment to Credit Agreement— Postal Realty LP]

M&T Bank
By /s/ David Moorin
    Name:    David Moorin
    Title:    Assistant Vice President

[Signature Page to Second Amendment to Credit Agreement— Postal Realty LP]

Truist Bank
By /s/ C. Vincent Hughes, Jr.
    Name:    C. Vincent Hughes, Jr.
    Title:    Director

[Signature Page to Second Amendment to Credit Agreement — Postal Realty LP]

TriState Capital Bank
By /s/ Ellen Frank
    Name:    Ellen Frank
    Title:    Senior Vice President

[Signature Page to Second Amendment to Credit Agreement — Postal Realty LP]

Stifel Bank & Trust
By /s/ Joseph L. Sooter, Jr.
    Name:    Joseph L. Sooter, Jr.
    Title:    Senior Vice President

[Signature Page to Second Amendment to Credit Agreement— Postal Realty LP]

Annex I to Second Amendment to
Credit Agreement

[See attached]

Credit Agreement
Dated as of August 9, 2021
among
Postal Realty LP,
as Borrower,
The Guarantors from time to time party hereto,
the Lenders from time to time party hereto,
and
        Bank of Montreal,
as Administrative Agent
as amended by first amendment to credit agreement, dated as of May 11, 2022 as amended by second amendment to credit agreement, dated as of July 24, 2023

BMO Capital Markets Corp., M&T Bank, successor by merger to People’s United Bank, N.A., National Association, JPMorgan Chase Bank, N.A. and Truist Securities, Inc.
as Joint Lead Arrangers and Joint Book Runners
BMO Capital Markets,
as Sustainability Structuring Agent,
M&T Bank, successor by merger to People’s United Bank, N.A., as Syndication Agent
and
JPMorgan Chase Bank, N.A. and Truist Bank
as Co-Documentation Agents
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Table of Contents
Section    Heading    Page
Section 1.    Definitions; Interpretation    1
Section 1.1.    Definitions    1
Section 1.2.    Interpretation    ~~45~~46
Section 1.3.    Change in Accounting Principles    46
Section 1.4.    Divisions    ~~46~~47
Section 1.5.    Interest Rates    ~~46~~47
Section 2.    The Facilities    ~~47~~48
Section 2.1.    Term Loan Facilities    ~~47~~48
Section 2.2.    Revolving Facility    48
Section 2.3.    Letters of Credit    50
Section 2.4.    Applicable Interest Rates    54
Section 2.5.    Minimum Borrowing Amounts~~;~~ and Maximum SOFR Loans    ~~54~~55
Section 2.6.    Manner of Borrowing Loans and Designating Applicable Interest Rates    ~~54~~55
Section 2.7.    Maturity of Loans    ~~57~~58
Section 2.8.    Prepayments    ~~57~~58
Section 2.9.    Default Rate    ~~58~~59
Section 2.10.    Evidence of Indebtedness    ~~59~~60
Section 2.11.    Commitment Terminations    ~~60~~61
Section 2.12.    Replacement of Lenders    ~~60~~61
Section 2.13.    Defaulting Lenders    ~~61~~62
Section 2.14.    Cash Collateral for Fronting Exposure    ~~64~~65
Section 2.15.    Incremental Facilities    ~~65~~66
Section 2.16.    Extension of Termination Date    ~~67~~68
Section 3.    Fees    ~~68~~69
Section 3.1.    Fees    ~~68~~69
Section 4.    Taxes; Change in Circumstances, Increased Costs, and Funding Indemnity    ~~69~~70
Section 4.1.    Taxes    ~~69~~70
Section 4.2.    Change of Law    ~~72~~74
Section 4.3.    Inability to Determine Rates    ~~73~~74
Section 4.4.    Increased Costs    ~~73~~74
Section 4.5.    Funding Indemnity    ~~75~~76
Section 4.6.    Discretion of Lender as to Manner of Funding    ~~75~~76
Section 4.7.    Lending Offices; Mitigation Obligations    ~~75~~76
Section 4.8.     Effect of Benchmark Transition Event    ~~76~~77
Section 5.    Place and Application of Payments    ~~77~~78
Section 5.1.    Place and Application of Payments    ~~77~~78
Section 5.2.    Non-Business Days    ~~78~~79
Section 5.3.    Payments Set Aside    ~~78~~80
Section 5.4.    Account Debit    ~~79~~80
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Section 6.    Representations and Warranties    ~~79~~80
Section 6.1.    Organization and Qualification    ~~79~~80
Section 6.2.    Loan Parties    ~~79~~80
Section 6.3.    Authority and Validity of Obligations    ~~80~~81
Section 6.4.    Use of Proceeds; Margin Stock    ~~80~~81
Section 6.5.    Financial Reports    ~~80~~81
Section 6.6.    No Material Adverse Change    ~~81~~82
Section 6.7.    Full Disclosure    ~~81~~82
Section 6.8.    Trademarks, Franchises, and Licenses    ~~81~~82
Section 6.9.    Governmental Authority and Licensing    ~~81~~82
Section 6.10.    Good Title    ~~81~~82
Section 6.11.    Litigation and Other Controversies    ~~81~~82
Section 6.12.    Taxes    ~~82~~83
Section 6.13.    Approvals    ~~82~~83
Section 6.14.    Affiliate Transactions    ~~82~~83
Section 6.15.    Investment Company    ~~82~~83
Section 6.16.    ERISA    ~~82~~83
Section 6.17.    Compliance with Laws    ~~82~~83
Section 6.18.    OFAC    ~~83~~84
Section 6.19.    Labor Matters    ~~83~~85
Section 6.20.    Other Agreements    ~~84~~85
Section 6.21.    Solvency    ~~84~~85
Section 6.22.    No Default    ~~84~~85
Section 6.23.    No Broker Fees.    ~~84~~85
Section 6.24.    Condition of Property; Casualties; Condemnation    ~~84~~85
Section 6.25.    Legal Requirements, and Zoning    ~~84~~86
Section 6.26.    REIT Status    ~~85~~86
Section 7.    Conditions Precedent    ~~85~~86
Section 7.1.    All Credit Events    ~~85~~86
Section 7.2.    Initial Credit Event    ~~86~~87
Section 7.3.    Eligible Property Additions and Deletions of Borrowing Base Properties    ~~88~~89
Section 8.    Covenants    ~~89~~90
Section 8.1.    Maintenance of Business    ~~89~~90
Section 8.2.    Maintenance of Properties    ~~89~~90
Section 8.3.    Taxes and Assessments    ~~89~~90
Section 8.4.    Insurance    ~~90~~91
Section 8.5.    Financial Reports    ~~90~~91
Section 8.6.    Inspection    ~~91~~92
Section 8.7.    Borrowings and Guaranties    ~~92~~93
Section 8.8.    Liens    ~~93~~94
Section 8.9.    Investments, Acquisitions, Loans and Advances    ~~93~~94
Section 8.10.    Mergers, Consolidations and Sales    ~~94~~95
Section 8.11.    Intentionally Omitted    ~~95~~96
Section 8.12.    Restricted Payments    ~~95~~96
Section 8.13.    ERISA    ~~96~~97
Section 8.14.    Compliance with Laws    ~~96~~98
Section 8.15.    Compliance with OFAC Sanctions Programs and Anti-Corruption Laws    ~~97~~98
Section 8.16.    Burdensome Contracts With Affiliates    ~~98~~99
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Section 8.17.    No Changes in Fiscal Year    ~~98~~100
Section 8.18.    Formation of Subsidiaries    ~~98~~100
Section 8.19.    Change in the Nature of Business    ~~98~~100
Section 8.20.    Use of Proceeds    ~~99~~100
Section 8.21.    No Restrictions    ~~99~~100
Section 8.22.    Financial Covenants    ~~99~~100
Section 8.23.    Borrowing Base Requirements    ~~100~~101
Section 8.24.    REIT Status    ~~100~~102
Section 9.    Events of Default and Remedies    ~~100~~102
Section 9.1.    Events of Default    ~~100~~102
Section 9.2.    Non-Bankruptcy Defaults    ~~103~~104
Section 9.3.    Bankruptcy Defaults    ~~103~~104
Section 9.4.    Collateral for Undrawn Letters of Credit    ~~103~~105
Section 9.5.    Post-Default Collections    ~~104~~105
Section 10.    The Administrative Agent    ~~105~~106
Section 10.1.    Appointment and Authority    ~~105~~106
Section 10.2.    Rights as a Lender    ~~105~~107
Section 10.3.    Action by Administrative Agent; Exculpatory Provisions    ~~106~~107
Section 10.4.    Reliance by Administrative Agent    ~~107~~108
Section 10.5.    Delegation of Duties    ~~107~~108
Section 10.6.    Resignation of Administrative Agent; Removal of Administrative Agent    ~~107~~109
Section 10.7.    Non-Reliance on Administrative Agent and Other Lenders    ~~108~~110
Section 10.8.    L/C Issuer and Swingline Lender    ~~109~~110
Section 10.9.    Hedging Liability and Bank Product Obligations    ~~110~~111
Section 10.10.    Designation of Additional Agents    ~~110~~111
Section 10.11.    Reserved    ~~110~~111
Section 10.12.    Authorization to Release Guaranties    ~~110~~111
Section 10.13.    Authorization of Administrative Agent to File Proofs of Claim    ~~110~~112
Section 10.14.    Recovery of Erroneous Payments    ~~111~~112
Section 10.14.    Sustainability    ~~112~~113
Section 11.    The Guarantees    ~~112~~114
Section 11.1.    The Guarantees    ~~112~~114
Section 11.2.    Guarantee Unconditional    ~~113~~114
Section 11.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances    ~~114~~115
Section 11.4.    Subrogation    ~~114~~115
Section 11.5.    Subordination    ~~114~~116
Section 11.6.    Waivers    ~~115~~116
Section 11.7.    Limit on Recovery    ~~115~~116
Section 11.8.    Stay of Acceleration    ~~115~~116
Section 11.9.    Benefit to Guarantors    ~~115~~116
Section 11.10.    Keepwell    ~~115~~117
Section 12.    Guaranties    ~~116~~117
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Section 12.1.    Guaranties    ~~116~~117
Section 12.2.    Further Assurances    ~~116~~117
Section 13.    Miscellaneous    ~~116~~117
Section 13.1.    Notices    ~~116~~117
Section 13.2.    Successors and Assigns    ~~118~~119
Section 13.3.    Amendments    ~~122~~123
Section 13.4.    Costs and Expenses; Indemnification    ~~124~~125
Section 13.5.    No Waiver, Cumulative Remedies    ~~126~~127
Section 13.6.    Right of Setoff    ~~126~~127
Section 13.7.    Sharing of Payments by Lenders    ~~127~~128
Section 13.8.    Survival of Representations    ~~127~~129
Section 13.9.    Survival of Indemnities    ~~128~~129
Section 13.10.    Counterparts, Integration; Effectiveness.    ~~128~~129
Section 13.11.    Headings    ~~128~~130
Section 13.12.    Severability of Provisions    ~~128~~130
Section 13.13.    Construction    ~~129~~130
Section 13.14.    Excess Interest    ~~129~~130
Section 13.15.    Lender’s and L/C Issuer’s Obligations Several    ~~129~~131
Section 13.16.    No Advisory or Fiduciary Responsibility    ~~130~~131
Section 13.17.    Governing Law; Jurisdiction; Consent to Service of Process    ~~130~~131
Section 13.18.    Waiver of Jury Trial    ~~131~~132
Section 13.19.    USA Patriot Act    ~~131~~132
Section 13.20.    Confidentiality    ~~131~~133
Section 13.21.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~132~~133
Section 13.22.    Administrative Agent’s Discretion    ~~133~~134
Section 13.23.    Acknowledgement Regarding Any Supported QFCs    ~~133~~134
~~Signature Page S-1~~

Exhibit A    —    Notice of Payment Request
Exhibit B    —    Notice of Borrowing
Exhibit C    —    Notice of Continuation/Conversion
Exhibit D-1    —    Revolving Note
Exhibit D-2    —    Swing Note
Exhibit D-3    —    Initial Term Note
Exhibit D-4    —    Delayed Draw Term Note
Exhibit D-5    —    Incremental Term Note
Exhibit E    —    Borrowing Base Certificate
Exhibit F    —    Compliance Certificate
Exhibit G    —    Additional Guarantor Supplement
Exhibit H    —    Assignment and Assumption
Exhibit I-1     —    Form of U.S. Tax Compliance Certificate
Exhibit I-2    —    Form of U.S. Tax Compliance Certificate
Exhibit I-3    —    Form of U.S. Tax Compliance Certificate
Exhibit I-4    —    Form of U.S. Tax Compliance Certificate
Exhibit J    —    Commitment Amount Increase Request
Exhibit K    —    Sustainability Certificate
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Schedule 1.1    —    Initial Borrowing Base Properties
Schedule 1.2    —    Permitted Liens
Schedule 1.3    —    Eligible Legacy Ground Leases
Schedule 2.2    —    Commitments and Outstanding Loan Amounts
Schedule 6.2    —    Loan Parties
Schedule 7.3(b)    —    Eligibility Conditions
Schedule 8.1    —    Special Purpose Entity Definition
Schedule 8.9    —    Investments
Schedule 8.16    —    Affiliate Transactions

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Credit Agreement
This Credit Agreement is entered into as of August 9, 2021 by and among Postal Realty LP, a Delaware limited partnership (the “Borrower”), Postal Realty Trust, Inc., a Maryland corporation (“Postal Realty REIT”), and certain direct and indirect Subsidiaries of the Borrower from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and Bank of Montreal, a Canadian bank acting through its Chicago branch, as Administrative Agent as provided herein.
Preliminary Statement
The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.
In connection with and pursuant to the First Amendment and the Second Amendment, the Borrower has requested that this Agreement be amended as set forth in the First Amendment and the Second Amendment.
Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Definitions; Interpretation.
    Section 1.1.    Definitions. The following terms when used herein shall have the following meanings:
“1031 Property” means, as of any Borrowing Base Determination Date, any Real Property owned by a 1031 Property Holder which is intended to qualify for tax treatment under Section 1031 of the Code and which satisfies the following conditions:
    (i)    the Real Property meets all of the requirements of the definition of Eligible Property; and
    (ii)    the Borrower or a Guarantor has the unconditional contractual right to require and cause fee simple title to such Real Property to be transferred at any time to any Person as directed by the Borrower or a Guarantor.
For purposes of determining Total Asset Value, such 1031 Property shall be deemed to have been owned or leased by the Borrower or a Guarantor from the date acquired by the 1031 Property Holder that owns such 1031 Property.
“1031 Property Holder” means the “qualified intermediary” or “exchange accommodation titleholder” with respect to a 1031 Property as contemplated under Section 1031 of the Code, the regulations of the U.S. Department of Treasury adopted thereunder and related revenue procedures related thereto.
“Absolute Sustainability Target” means a score of five (5) or lower in two (2) or more Sustainability Rating scores for Postal Realty REIT, as determined on December 31 of each Fiscal Year (e.g., for the 2022 Fiscal Year, the Absolute Sustainability Target will be determined as of December 31, 2022).

“Additional Guarantor Supplement” is defined in Section 12.2 hereof.
“Adjusted Revenue” means (x) all rental and other income (including any business interruption or similar proceeds) pursuant to executed Leases minus (y) (a) income from Tenants in bankruptcy unless and until such time as any such Tenants emerge from bankruptcy as an operating business without having rejected their respective leases in such bankruptcy and (b) income from Tenants in default under their respective leases after expiration of any applicable notice and cure periods with respect to the default in question.
“Adjusted Daily Simple SOFR Rate” means, for any day, the per annum rate equal to the sum of (i) Daily Simple SOFR for such day plus (ii) 0.10% (10 basis points).
“Adjusted Term SOFR” means the per annum rate equal to the sum of (i) Term SOFR plus (ii) 0.10% (10 basis points).
“Administrative Agent” means Bank of Montreal, in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 10.6.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
“Agent Fee Letter” means that certain fee letter dated as of July 15, 2021 between the Borrower and the Administrative Agent.
“Agent Parties” is defined in Section 13.1(d)(ii) hereof.
“Agreement” means this Credit Agreement, as amended by the ~~First~~Second Amendment, and as the same may be further amended, modified, restated or supplemented from time to time pursuant to the terms hereof.
“Allocable Share” means, for any Eligible Property, an amount equal to the Total Real Estate Asset Value of such Eligible Property multiplied by a fraction the numerator of which is the rental income for such Eligible Property attributed to the applicable Alternative Tenant and the denominator of which is the rental income for such Eligible Property attributable to all tenants.
“Alternative Tenant” means any Tenant that is not a Qualified Tenant.
“Annual Sustainability Target” means a reduction of one (1) or more in one (1) or more Sustainability Rating scores for Postal Realty REIT, as determined on December 31 of each

Fiscal Year, in comparison to previous Fiscal Year’s corresponding score (e.g., for the 2022 Fiscal Year, the Annual Sustainability Target will be determined by a comparison of the Sustainability Rating scores as of December 31, 2022 to the Sustainability Rating scores as of December 31, 2021).
“Anti-Corruption Law” means the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to any Loan Party or any Subsidiary or Affiliate of any Loan Party.
“Applicable Margin” means, with respect to Loans and Reimbursement Obligations and L/C Participation Fees payable under Section 3.1 hereof, until the first Pricing Date, the rates shown opposite Level I below, and thereafter, from one Pricing Date to the next the rates per annum determined in accordance with the following schedule:

Level	Total Leverage Ratio	Applicable Margin for Base Rate Revolving Loans, and Reimbursement Obligations shall be:	Applicable Margin for Daily Simple SOFR and SOFR Revolving Loans and L/C Participation Fees Shall Be:	Applicable Margin for Base Rate Term Loans shall be:	Applicable Margin for Daily Simple SOFR and SOFR Term Loans Shall Be:
I	Less than 0.40 to 1.00	0.50%	1.50%	0.45%	1.45%
II	Less than 0.45 to 1.00, but greater than or equal to 0.40 to 1.00	0.60%	1.60%	0.55%	1.55%
III	Less than 0.50 to 1.00, but greater than or equal to 0.45 to 1.00	0.70%	1.70%	0.65%	1.65%
IV	Less than or equal to 0.55 to 1.00, but greater than or equal to 0.50 to 1.00	0.80%	1.80%	0.75%	1.75%
V	Greater than 0.55 to 1.00	1.00%	2.00%	0.95%	1.95%
For purposes hereof, the term “Pricing Date” means, for any Fiscal Quarter of the Borrower, the last date on which the Borrower’s most recent Compliance Certificate and financial statements (and, in the case of the year-end financial statements, audit report) for the Fiscal Quarter then ended are due, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Total Leverage Ratio as of such date for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its Compliance Certificate and financial statements by the date the Compliance Certificate and financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, then until such Compliance Certificate and financial statements and/or audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level V shall apply). If the Borrower subsequently delivers such Compliance Certificate and financial statements before the next Pricing Date, the Applicable Margin established by such late delivered Compliance Certificate and financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such Compliance Certificate and financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such financial statements until the next Pricing Date. Borrower, Administrative Agent, L/C Issuer and Lenders understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Administrative Agent and Lenders by Borrower (the "Borrower Information"). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender or the L/C Issuer, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent's, the L/C Issuer’s, or any Lender's other rights under this Agreement. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive, absent manifest error, and binding on the Borrower and the Lenders.
Notwithstanding the foregoing, commencing with the calendar year beginning on January 1, 2022 and for each calendar year thereafter, if at the end of any Fiscal Year, Postal Realty REIT delivers to the Administrative Agent and the Sustainability Structuring Agent notice via a Sustainability Certificate that it has met (i) the Annual Sustainability Target for the immediately preceding Fiscal Year and/or the (ii) Absolute Sustainability Target for the immediately preceding Fiscal Year, then from and after the Business Day immediately following the date Postal Realty REIT or the Borrower provides to the Administrative Agent and the Sustainability Structuring Agent notice via a Sustainability Certificate (including supporting calculations in reasonable detail) that (i) the Annual Sustainability Target for such Fiscal Year and/or the (ii) Absolute Sustainability Target was satisfied, the Applicable Margin shall decrease by two (2) basis points in the aggregate (but not to below zero percent (0%) per annum) (the “Sustainability Pricing Adjustment”) from the Applicable Margin that would otherwise be applicable; provided, however, that on each first Business Day of each Fiscal Year, with respect to any Sustainability Pricing Adjustment arising solely from Borrower’s achievement of the Annual Sustainability Target, the Applicable Margin shall revert to the original grid set forth above unless and until Postal Realty REIT or the Borrower notifies the Administrative Agent and Sustainability Structuring Agent via a Sustainability Certificate that (i) the Annual Sustainability Target and/or the (ii) Absolute Sustainability Target for the immediately preceding Fiscal Year was satisfied. For the avoidance of doubt, neither (a) the failure of the Borrower to provide notice via a Sustainability Certificate of satisfying the Annual Sustainability Target or the Absolute Sustainability Target; nor (b) the failure of Postal Realty REIT or the Borrower to meet or satisfy the Annual Sustainability Target or the Absolute Sustainability Target shall be, or deemed to be, a Default or an Event of Default.
If (i) the Borrower, Postal Realty REIT, the Administrative Agent or the Sustainability Structuring Agent become aware of any material inaccuracy in the Sustainability Pricing Adjustment or the Sustainability Rating as reported on the applicable Sustainability Certificate, or (ii) the Borrower and the Administrative Agent agree that the Sustainability Pricing Adjustment as calculated by the Borrower at the time of delivery of the relevant Sustainability Certificate was inaccurate and, in each case, (x) a proper calculation of the Sustainability Pricing Adjustment would have resulted in no change to the Applicable Margin for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent, for the account of the Lenders, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period, or (y) a proper calculation of the Sustainability Pricing Adjustment would have resulted in a decrease in the Applicable Margin for such period, the Borrower shall receive a credit against subsequent interest payable on Loans or fees payable pursuant to Section 3 hereof in an amount equal to the excess of the amount of interest and fees actually paid for such period over the amount of interest and fees that should have been paid for such period.
“Application” is defined in Section 2.3(b) hereof.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.2(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.
“Availability” means, as of any time the same is to be determined, (x) the lesser of (i) the Availability Amount and (ii) the aggregate Commitments, minus (y) Total Unsecured Indebtedness.
“Availability Amount” means, with respect to each Borrowing Base Property, as at any Borrowing Base Determination Date, an amount equal to the lesser of:
(a)    sixty percent (60%) of the Borrowing Base Portfolio Value; provided, however, that during a Leverage Surge, this clause (a) shall be sixty-five percent (65%) of the Borrowing Base Portfolio Value; and
(b)    the maximum amount of Total Unsecured Indebtedness that could be incurred without causing the Unsecured Debt Service Coverage Ratio, to be less than 1.75 to 1.0.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 4.8.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products” means each and any of the following bank products and services provided to any Loan Party by Bank of Montreal, any Lender or any of their Affiliates: (a) credit or charge cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Product Obligations” of the Loan Parties means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Bankruptcy Event” means, with respect to any Person, any event of the type described in clause (j) or (k) of Section 9.1 hereof with respect to such Person.
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate); (b) the sum of (i) the Federal Funds Rate for such day plus (ii) 1/2 of 1%; and (c) the sum of (i) Adjusted Term SOFR for a one-month tenor in effect on such day plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Section 4.8, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that if the Base Rate as determined above shall ever be less than the Floor, then the Base Rate shall be deemed to be the Floor.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.4(a) hereof.
“Benchmark” means, initially, the Term SOFR Reference Rate or the Adjusted Daily Simple SOFR Rate, as applicable; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, the Adjusted Daily Simple SOFR Rate, or the then-current Benchmark, as applicable, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.8.
“Benchmark Replacement” means, the first alternative of the below that can be determined by the Administrative Agent:
(a)    the Adjusted Daily Simple SOFR Rate; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.8 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.8.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Administrative Agent.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” is defined in the introductory paragraph of this Agreement.
“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Facility on a single date and, in the case of SOFR Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Facility according to their Percentages of such Facility. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 2.6. Borrowings of Swingline Loans are made by the Swingline Lender in accordance with the procedures set forth in Section 2.2(b).
“Borrowing Base Certificate” means the certificate in the form of Exhibit E hereto, or in such other form reasonably acceptable to the Administrative Agent, to be delivered to the Administrative Agent pursuant to Sections 7.2(r), 7.3, 8.5 and 8.23 hereof.
“Borrowing Base Consolidated NOI” means the aggregate NOI attributable to the Borrowing Base Properties.
“Borrowing Base Determination Date” means each date on which the Availability Amount is certified in writing to the Administrative Agent, which shall occur as follows:
    (a)    Quarterly. For quarterly certifications, as of the date on which a Borrowing Base Certificate is delivered pursuant to Section 8.5(j).
    (b)    Property Adjustments. Following each addition of an Eligible Property, the date on which a Borrowing Base Certificate is delivered pursuant to Section 7.3; following each deletion of an Eligible Property, promptly following such deletion.
“Borrowing Base Portfolio Value” means, for the most recently ended calendar quarter, the aggregate Total Real Estate Asset Value of the Borrowing Base Properties.
“Borrowing Base Property” means, as of any date of determination, any Eligible Property owned by the Borrower or a Guarantor which is taken into account in calculating the Availability Amount.
“Borrowing Base Requirements” means with respect to the calculation of the Availability Amount, collectively, that:

(a)    no more than 20% of the Borrowing Base Portfolio Value may be attributable to any one (1) Borrowing Base Property (for the avoidance of doubt, an Eligible Property that exceeds this sublimit may be included in the calculation of the Borrowing Base Portfolio Value; provided that any amount over 20% of the Borrowing Base Portfolio Value attributable to such Borrowing Base Property is excluded from the calculation of the Borrowing Base Portfolio Value);
(b)    no more than 30% of the Borrowing Base Portfolio Value may be attributable to any two (2) Borrowing Base Properties (for the avoidance of doubt, an Eligible Property that exceeds this sublimit may be included in the calculation of the Borrowing Base Portfolio Value; provided that any amount over 30% of the Borrowing Base Portfolio Value attributable to such Borrowing Base Property is excluded from the calculation of the Borrowing Base Portfolio Value);
(c)    no more than 10% of the Borrowing Base Portfolio Value may be Borrowing Base Portfolio Value attributable to Borrowing Base Properties subject to Eligible Ground Leases (for the avoidance of doubt, an Eligible Property that exceeds this sublimit may be included in the calculation of the Borrowing Base Portfolio Value; provided that any amount over 10% of the Availability Amount attributable to such Borrowing Base Property is excluded from the calculation of the Borrowing Base Portfolio Value);
(d)    no more than 20% of the Borrowing Base Portfolio Value may be attributable to Borrowing Base Properties occupied by Alternative Tenants (for the avoidance of doubt, an Eligible Property that exceeds this sublimit may be included in the calculation of the Borrowing Base Portfolio Value; provided that any amount over 20% of the Borrowing Base Portfolio Value attributable to such Borrowing Base Property is excluded from the calculation of the Borrowing Base Portfolio Value); provided, further, that if any Eligible Property is occupied by both a Qualified Tenant and an Alternative Tenant, then only the Allocable Share shall be counted in calculating the foregoing 20% (i.e., the portion of an Eligible Property that is occupied by a Qualified Tenant shall not count against this 20% cap); and
(e)    no more than 10% of the Borrowing Base Portfolio Value may be attributable to the Borrower’s or Guarantor’s, as applicable, Ownership Share of Borrowing Base Properties owned by Controlled Affiliates (for the avoidance of doubt, an Eligible Property that exceeds this sublimit may be included in the calculation of the Borrowing Base Portfolio Value; provided that any amount of Ownership Share over 10% of the Borrowing Base Portfolio Value attributable to such Borrowing Base Property is excluded from the calculation of the Borrowing Base Portfolio Value); provided, further, that such threshold shall be increased to 25% upon Borrower’s delivery of evidence reasonably acceptable to the Administrative Agent that the Total Asset Value of Postal Realty REIT is equal to or in excess of $1,000,000,000.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois, and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a SOFR Loan, on which banks are dealing in U.S. Dollar deposits.
“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalization Rate” means (i) 6.50% for all Real Properties (a) with a gross leasable area equal to or in excess of 50,000 square feet with over 50% of the gross leasable area leased to a Qualified Tenant, or (b) used for industrial purposes, (ii) 7.50% for all Real Properties (a) with a gross leasable area equal to or in excess of 2,500 square feet leased to a Qualified Tenant, or (b) used for office, retail or warehouse purposes (in each case excluding any property covered under the foregoing clause (i)), and (iii) 7.75% for all Real Properties not covered under the foregoing clause (i) or (ii).
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing within one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is fully insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above; provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System, and (g) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following: (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any Spodek Group Member, at any time of beneficial ownership of more than 35% (or such higher percentage as reasonably consented to by the Administrative Agent) of the outstanding capital stock or other equity interests of Postal Realty REIT entitled to vote for members of the board of directors or equivalent governing body of Postal Realty REIT on a fully-diluted basis; (b) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Postal Realty REIT cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) the failure of Postal Realty REIT to (x) directly or indirectly own greater than 50% of the total economic interest in the direct and indirect Equity Interests of the Borrower and (y) Control the Borrower; or (d) the failure of Postal Realty REIT to be publicly traded on the New York Stock Exchange or another nationally recognized exchange. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Collateral Account” is defined in Section 9.4(b) hereof.
“Commitment” means the Revolving Credit Commitment, the Initial Term Loan Commitment, the Delayed Draw Term Loan Commitment and the Incremental Term Credit Commitment, if any.
“Commitment Amount Increase” is defined in Section 2.15(a) hereof.
“Commitment Amount Increase Request” is defined in Section 2.15(a) hereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” is defined in Section 8.5(d) hereof.
“Conforming Changes” means with respect to either the use of administration of Term SOFR, the Adjusted Daily Simple SOFR Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
“Consolidated EBITDA” means, for any Rolling Period, the sum of Postal Realty REIT and its Subsidiaries’ net income (or loss), determined on a consolidated basis in accordance with GAAP, excluding the following: (a) depreciation and amortization, (b) Interest Expense, (c) provisions for income tax, franchise tax, and net worth tax expenses (including all single business tax expense imposed by state law), (d) extraordinary, unusual or nonrecurring items, including without limitation, gains and losses from the sale of properties (but not from the sale of properties by any taxable REIT subsidiary) or non-cash allowance for credit losses on loans receivable and direct financing leases, (e) gains and losses from change in control of Postal Realty REIT, (f) impairment write-downs of real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by such entity, (g) one-time property acquisition, litigation and other costs, (h) unrealized gains and losses resulting from hedging arrangements, (i) non-cash stock compensation costs for such period, (j) fees, costs and expenses (including, without limitation, legal fees, costs and expenses) incurred in connection with the negotiation, execution and delivery of this Agreement and all amendments, modifications, supplements and waivers thereto, (k) any losses incurred in connection with the modification or extinguishment of Indebtedness and termination of derivative instruments and (l) goodwill and intangible impairment costs attributable to acquisitions. Consolidated EBITDA shall include the applicable Ownership Share of Consolidated EBITDA determined with respect to each of the Unconsolidated Affiliates of Postal Realty REIT and its Subsidiaries.
“Consolidated Fixed Charges” means, for any Rolling Period, with respect to Postal Realty REIT and its Subsidiaries, the sum (without duplication) of (a) Interest Expense, plus (b) scheduled principal amortization paid on Total Indebtedness (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness), plus (c) dividends and distributions on preferred stock during such period. Postal Realty REIT’s Ownership Share of the Consolidated Fixed Charges of its or its Subsidiaries’ Unconsolidated Affiliates will be included when determining the Consolidated Fixed Charges of Postal Realty REIT.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Affiliate” means a joint venture that is greater than twenty-five percent (25%) owned and Controlled by (including Control with respect to major decisions, including but not limited to decisions with respect to financing) a Subsidiary Guarantor or another Wholly-owned Subsidiary of the Borrower that, concurrently with the inclusion of such property in the Borrowing Base Portfolio Value, will be joined as a Subsidiary Guarantor under the Facilities.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.
“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.
“Creditors” means (a) the Lenders, (b) the Administrative Agent, (c) each provider with respect to Bank Product Obligations, and (d) each Indemnitee and each other holder of any Guaranteed Obligations.

“Daily Simple SOFR” means, for any day, ~~SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion~~(a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s website; provided that, if Daily Simple SOFR determined as provided above would be less than zero, then Daily Simple SOFR shall be deemed to be zero. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Each determination of Daily Simple SOFR shall be made by Administrative Agent and shall be conclusive in the absence of manifest error. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR Loan” means a Loan bearing interest based on the Adjusted Daily Simple SOFR Rate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Initial Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swingline Lender and each Lender.
“Delayed Draw Term Loan” is defined in Section 2.1(b) hereof and, as so defined, includes a Base Rate Loan, Daily Simple SOFR Loan or a SOFR Loan, each of which is a “type” of Delayed Draw Term Loan hereunder.
“Delayed Draw Term Loan Availability Period” means the period from and including the First Amendment Effective Date to the earliest of (i) the date on which the Delayed Draw Term Loans have been advanced by the Lenders in an amount equal to the Delayed Draw Term Loan

Commitment, (ii) the date all Delayed Draw Term Loan Commitments have been terminated and (iii) ~~May~~July ~~11~~24, ~~2023~~2024.
“Delayed Draw Term Loan Commitment” means, as to any Lender, the several (and not joint) obligation of such Lender to make its Delayed Draw Term Loans during the Delayed Draw Term Loan Availability Period in the aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.2 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the aggregate amount of (i) the unused Delayed Draw Term Loan Commitments of the Lenders ~~on~~as of the ~~First~~Second Amendment Effective Date is $~~75,000,000,~~10,000,000 and (ii) the outstanding Delayed Draw Term Loans and unused Delayed Draw Term Loan Commitments of the Lenders as of the ~~same may be reduced or modified at any time or from time to time pursuant to the terms hereof~~Second Amendment Effective Date is $125,000,000.
“Delayed Draw Term Loan Facility” means the Delayed Draw Term Loan Commitment established hereunder ~~as of the First Amendment Effective Date~~ in accordance with Section 2.1(b).
“Delayed Draw Term Note” is defined in Section 2.10(d).
“Delayed Draw Term Loan Percentage” means, for each Lender, (a) at any time during the Delayed Draw Availability Period, the percentage of the aggregate Delayed Draw Term Loan Commitment represented by such Lender’s Delayed Term Loan Commitment and (b) at any time after the Delayed Draw Availability Period, the percentage of the aggregate principal amount of all Delayed Draw Term Loans then outstanding held by such Lender.
“Delayed Draw Term Loan Termination Date” means February 11, 2028.
“Designated Disbursement Account” means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).
“Disposition” means the sale, lease, conveyance or other disposition of Property, other than (a) the sale or lease of inventory in the ordinary course of business and (b) the sale, transfer, lease or other disposition of Property of a Loan Party to another Loan Party in the ordinary course of business.
“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the 91st day following the Scheduled Revolving Credit Termination Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the 91st day following the Scheduled Revolving Credit Termination Date as of the date on which such Equity Interest is issued; provided, however, that any Equity Interest of a Person that is issued with the benefit of provisions requiring a change of control offer to be made for such Equity Interest in the event of a change of control of such Person will not be deemed to be Disqualified Stock solely by virtue of such provisions.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligibility Conditions” is defined in Section 7.3(b) hereof.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.2(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.2(b)(iii)).
“Eligible Ground Lease” means (a) for the period commencing on the Initial Closing Date and continuing to the date that is six months after the First Amendment Date, any Eligible Legacy Ground Lease and (b) any Eligible New Ground Lease.
“Eligible Legacy Ground Lease” means any Ground Lease in existence on the First Amendment Effective Date (a) that is listed on Schedule 1.3, (b) which is a direct Ground Lease granted by the fee owner of real property, (c) under which no material default has occurred and is continuing and (d) which has a remaining term of at least one year.
“Eligible New Ground Lease” means any Ground Lease (a) which is a direct Ground Lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre-defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least thirty (30) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor (or as to which the lease expressly provides that (i) a lien may be granted with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre-defined requirements, and (f) which contains lender protection provisions reasonably acceptable to the Administrative Agent, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a leasehold mortgage Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease.
“Eligible Property” means, as of any Borrowing Base Determination Date, any Real Property owned or leased by a Material Subsidiary which satisfies the following conditions:
    (a)    such Real Property is (i) one hundred percent (100%) owned in fee simple, (ii) one hundred percent (100%) leased by a Wholly-owned Subsidiary or a 1031

Property Holder pursuant to an Eligible Ground Lease, individually or collectively, by the Borrower or a Wholly-owned Subsidiary, or (iii) one hundred percent (100%) owned in fee simple or one hundred percent (100%) leased pursuant to an Eligible Ground Lease, by a Controlled Affiliate;
    (b)    such Real Property is located in the United States (including Hawaii, Alaska, the District of Columbia and any territories of the United States);
    (c)    (i) neither the Borrower’s beneficial ownership interest in any such Subsidiary nor the Real Property is subject to any Lien (other than Permitted Liens) or to any negative pledge, (ii) the Borrower or the applicable Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Real Property and to create a Lien on such Real Property as security for Indebtedness, and (iii) any such Subsidiary shall have either executed this Agreement as a Guarantor or shall have delivered to the Administrative Agent (A) an Additional Guarantor Supplement or a separate Guaranty Agreement pursuant to Section 12.2 hereof, and (B) each of the documents required by Section 7.3 hereof;
    (d)    such Real Property, is free of all material structural defects, material title defects, conditions that could give rise to a material Environmental Claim or other adverse physical matters not covered by insurance or for which no reserves have been established and which, individually or collectively, materially impair the value of such Real Property; and
    (e)    such Real Property is owned by a Subsidiary that is a Special Purpose Entity;
    (f)    such Real Property is not and has not since its initial qualification as a Borrowing Base Property been (i) affected by any material casualty loss which has not been restored, repaired or replaced as required under the terms of the Loan Documents (unless, during such period of restoration, repair or replacement, the relevant Loan Party is receiving proceeds of business interruption or other similar proceeds relating to such Real Property); (ii) subject of any condemnation proceeding that is material to the profitable operation of the Property; or (iii) affected by any Material Adverse Effect in its environmental condition;
    (g)    such Real Property is not currently under development or redevelopment;
    (h)    such Real Property is not leased by a Tenant that is more than sixty (60) days past due on its monthly rent payment obligations; or
    (i)    such Real Property is 100% occupied by one or more Qualified Tenants or Alternative Tenants; provided that such Lease does not allow for such Tenant to assign the Lease without the landlord’s consent, unless the assignor remains liable for all obligations of the tenant under the Lease from and after the assignment of the Lease.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means any event or condition identified as such in Section 9.1 hereof.
“Excess Interest” is defined in Section 13.14 hereof.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Initial Term Loans, Delayed Draw Term Loans, the Incremental Term Loans (if any), Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.
“Extended Revolving Credit Termination Date” is defined in Section 2.16 hereof.
“Extension Fee” means an extension fee payable by the Borrower to the Administrative Agent for the ratable benefit of the Revolving Lenders as a condition to each extension of the Revolving Credit Termination Date pursuant to Section 2.16 hereto in an amount equal to 0.075% of the aggregate Revolving Credit Commitments in effect as of the Initial Revolving Credit Termination Date or the First Extended Revolving Credit Termination Date, as applicable.
“Facility” or “Facilities” means the Revolving Facility, the Term Loan Facilities, and the Incremental Facility.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCA” is defined in Section 4.8(a) hereof.
“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1, et seq.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that in no event shall the Federal Funds Rate be less than 0.00%.
“FFO” means, for any Rolling Period, net income (loss) calculated in accordance with GAAP of Postal Realty REIT and its Subsidiaries, on a consolidated basis, but excluding: (a) depreciation and amortization, (b) extraordinary, unusual or nonrecurring items, including without limitation, gains and losses from the sale of properties (but not from the sale of properties by any taxable REIT subsidiary) or non-cash allowances for credit losses on loans receivable and direct financing leases, (c) gains and losses from change in control of Postal Realty REIT, (d) non-cash stock compensation costs for such period, (e) impairment write-downs of real estate assets and Investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, (f) one-time property acquisition, litigation and other costs, (g) any losses incurred in connection with the modification or extinguishment of Indebtedness and termination of derivative instruments, (h) unrealized gains and losses resulting from hedging arrangements and (i) goodwill and intangible impairment costs attributable to acquisitions. FFO shall include the applicable Ownership Share of FFO determined with respect to each of the Unconsolidated Affiliates of Postal Realty REIT and its Subsidiaries.
“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer, or controller of such Person.
“FIRREA” means the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and all regulations promulgated pursuant thereto.
“First Extended Revolving Credit Termination Date” is defined in Section 2.16 hereof.
“First Amendment” means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and Administrative Agent.
“First Amendment Effective Date” means May 11, 2022.
“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.
“Fiscal Year” means the twelve-month period ending on December 31 of each calendar year.
“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges.
“Floor” means the rate per annum of interest equal to 0.00%.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Ground Lease” means a ground lease of Real Property where the owner of the fee interest thereunder is not an Affiliate of the Borrower and the fee interest is not pledged to secure the Guaranteed Obligations.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” means the Obligations, Hedging Liability, and Bank Product Obligations, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees, and charges after the entry of an order for relief against any Loan Party in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Loan Party in any such proceeding); provided, however, that, with respect to any Guarantor, Guaranteed Obligations Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

“Guarantors” means and includes each (i) Material Subsidiary and (ii) Postal Realty REIT.
“Guaranty Agreements” means and includes the Guarantee of the Loan Parties provided for in Section 11, and any other guaranty agreement executed and delivered in order to guarantee the Guaranteed Obligations or any part thereof in form and substance reasonably acceptable to the Administrative Agent.
“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, or a pollutant and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic,” or a “pollutant” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or its Subsidiaries shall be a Hedging Agreement.
“Hedging Liability” means the liability of any Loan Party to any of the Lenders, or any Affiliates of such Lenders in respect of any Hedging Agreement as such Loan Party may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided, however, that, with respect to any Guarantor, Hedging Liability Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Increased Amount Date” is defined in Section 2.15(a) hereof.
“Incremental Facilities” means the Incremental Revolving Credit and/or the Incremental Term Credit established hereunder after the Initial Closing Date in accordance with Section 2.15 hereof.
“Incremental Revolving Credit” means the credit facility for making Incremental Revolving Loans described in Section 2.15 hereof.
“Incremental Revolving Credit Commitments” is defined in Section 2.15(a) hereof.
“Incremental Revolving Loan” is defined in Section 2.15(c) hereof, and, as so defined, includes a Base Rate Loan, Daily Simple SOFR Loan or a SOFR Loan, each of which is a type of Incremental Revolving Loan hereunder.
“Incremental Revolving Loan Lender” is defined in Section 2.15(a) hereof.

“Incremental Term Credit” means the credit facility for making Incremental Term Loans described in Section 2.15 hereof.
“Incremental Term Loan” is defined in Section 2.15(d) hereof, and, as so defined, includes a Base Rate Loan, Daily Simple SOFR Loan or a SOFR Loan, each of which is a type of Incremental Term Loan hereunder.
“Incremental Term Loan Commitments” is defined in Section 2.15(a) hereof.
“Incremental Term Loan Lender” is defined in Section 2.15(a) hereof.
“Incremental Term Loan Percentage” means for each Lender, with respect to each Series, the percentage of the aggregate Incremental Term Loan Commitments of such Series represented by such Lender’s portion thereof or, if such Incremental Term Loan Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Incremental Term Loans of such Series then outstanding.
“Incremental Term Note” is defined in Section 2.10(d) hereof.
“Indebtedness” “means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business, (which are not more than one hundred twenty (120) days past due) (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, however, that preferred Equity Interests shall not be included as Indebtedness unless such Equity Interests are required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement~~;~~ and (h) all Guarantees of such Person in respect of any of the foregoing; provided, that, for the avoidance of doubt, no agreement, commitment or arrangement, or any obligations thereunder, for the sale of Equity Interests issued by Postal Realty REIT at a future date that could be discharged solely by (A) delivery of Postal Realty REIT’s Equity Interests, or, (B) solely at Postal Realty REIT’s option made at any time, payment of the net cash value of such Equity Interests at the time, irrespective of the form or duration of such agreement, commitment or arrangement, shall constitute Indebtedness.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” is defined in Section 13.4(b) hereof.

“Ineligible Property” is defined in Section 8.23 hereof.
“Initial Borrowing Base Properties” means, collectively, the Real Property listed on Schedule 1.1, and “Initial Borrowing Base Property” means any of such Real Property.
“Initial Closing Date” means August 9, 2021.
“Initial Revolving Credit Termination Date” means January 30, 2026.
“Initial Term Loan Commitment” means, as to any Lender, the several (and not joint) obligation of such Lender to make its Initial Term Loans in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.2 attached hereto and made a part hereof. The Initial Term Loan Commitments established on the Closing Date were fully funded on the Closing Date~~,~~ and ~~no Lender has a remaining unfunded~~the Initial Term Loan ~~Commitment on the First Amendment Effective~~Commitments established from time to time in connection with any Commitment Amount Increase pursuant to Section 2.15 will be fully funded on the applicable Increased Amount Date.
“Initial Term Loan” is defined in Section 2.1(a) hereof and, as so defined, includes a Base Rate Loan, Daily Simple SOFR Loan or a SOFR Loan, each of which is a “type” of Initial Term Loan hereunder.
“Initial Term Loan Facility” means the Initial Term Loan Commitment established hereunder as of the Initial Closing Date in accordance with Section 2.1(a) hereof.
“Initial Term Note” is defined in Section 2.10(d) hereof.
“Initial Term Loan Percentage” means for each Lender, the percentage of the Initial Term Loan represented by such Lender’s Initial Term Loan Commitment.
“Initial Term Loan Termination Date” means January 29, 2027.
“Interest Expense” means, with respect to a Person for any period of time, without duplication, the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off such fees relating to the early retirement of such related Indebtedness for borrowed money, and (ii) debt discounts. Postal Realty REIT’s Ownership Share of the Interest Expense of its and its Subsidiaries’ Unconsolidated Affiliates will be included when determining the Interest Expense of Postal Realty REIT.
“Interest Payment Date” means (a) with respect to any SOFR Loan, the last day of each Interest Period with respect to such SOFR Loan and on the maturity date and, if the applicable Interest Period is longer than three (3) three months, on each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan or Daily Simple SOFR Loan (other than Swingline Loans), the last day of every calendar quarter and on the maturity date, and (c) as to any Swingline Loan, (i) bearing interest by reference to the Base Rate, the last day of every calendar month, and on the maturity date and (ii) bearing interest by reference to the Swingline Lender’s Quoted Rate, the last day of the Interest Period with respect to such Swingline Loan, and on the maturity date.

“Interest Period” means the period commencing on the date a Borrowing of SOFR Loans or Swingline Loans (bearing interest at the Swingline Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of Term SOFR, one (1), three (3), or six (6) months thereafter, and (b) in the case of Swingline Loans bearing interest at the Swingline Lender’s Quoted Rate, on the date one (1) to five (5) Business Days thereafter as mutually agreed by Borrower and the Swingline Lender, provided, that:
i.no Interest Period shall extend beyond the final maturity date of the relevant Loans;
ii.whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; provided that, if such extension would cause the last day of an Interest Period for a Borrowing of SOFR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
iii.for purposes of determining an Interest Period for a Borrowing of SOFR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end; and
iv.no tenor that has been removed from this definition pursuant to Section 4.8 below shall be available for specification in such Borrowing request or request for Interest Period Election specified in Section 2.6(a).
“Investment” or “Investments” means, for any Person: (a) any purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, issued by any other Person, (b) any purchase by that Person of a Real Property or the purchase of assets of another Person that constitute a business unit, (c) any loan (other than loans to employees), advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) the entering into of any Guaranty of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. “Investment” shall not include any promissory notes or other consideration paid to it or by a tenant in connection with leasing activities. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.
“IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“L/C Issuer” means BMO Harris Bank N.A., in its capacity as the issuer of Letters of Credit hereunder, together with its successors in such capacity as provided in Section 2.3(h).
“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.
“L/C Participation Fee” is defined in Section 3.1(b) hereof.
“L/C Sublimit” means $5,000,000 as reduced or otherwise amended pursuant to the terms hereof.
“Latest Term Loan Maturity Date” means, as of any date of determination, the later of the Initial Term Loan Termination Date and the Delayed Draw Term Loan Termination Date.
“Lease” means each existing or future lease, sublease (to the extent of any property owner’s rights thereunder), license, or other similar agreement under the terms of which any Person has or acquires any right to occupy or use any Real Property or any part thereof, or interest therein, as the same may be amended, supplemented or modified.
“Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.
“Lenders” means and includes BMO Harris Bank N.A and the other Persons listed on Schedule 2.2 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender.
“Lending Office” is defined in Section 4.7 hereof.
“Letter of Credit” is defined in Section 2.3(a) hereof.
“Leverage Surge” means any increase in the ratios under Section 8.22 during a Leverage Surge Period; provided, however, that there shall be no more than two (2) Leverage Surges during the term of this Agreement; provided, further, that, for the avoidance of doubt, a Leverage Surge may occur during any Extended Revolver Termination Date and at any time through the Latest Term Loan Maturity Date.
"Leverage Surge Period" means the two Fiscal Quarters following the consummation of a Material Acquisition.
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan” means any Revolving Loan, Initial Term Loan, Delayed Draw Term Loan, Incremental Term Loan or Swingline Loan whether outstanding as a Base Rate Loan, Daily Simple SOFR Loan or SOFR Loan or otherwise, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Guaranty Agreements, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“Loan Party” means the Borrower and each of the Guarantors.
“Material Acquisition” means (a) a single acquisition (or group of related acquisitions) by Postal Realty REIT or any of its Subsidiaries of Real Property or assets for a gross purchase price equal to or in excess of fifteen percent (15%) of Total Asset Value (determined without giving effect to such acquisition or acquisition) as of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.5 or (b) one or more acquisitions by Postal Realty REIT or any of its Subsidiaries of Real Property or assets in any single Fiscal Quarter for an aggregate gross purchase price equal to or in excess of fifteen percent (15%) of Total Asset Value (determined without giving effect to such acquisitions) as of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.5.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of the Borrower or the Loan Parties and the Loan Parties’ Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties (taken as a whole) to perform their material obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Plan” is defined in Section 9.1(h) hereof.
“Material Subsidiary” means, each Subsidiary that owns an Eligible Property included in the Borrowing Base.
“Maximum Rate” is defined in Section 13.14 hereof.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Operating Income” or “NOI” means, for the most recent Fiscal Quarter ended, calculated on a trailing Fiscal Quarter basis, annualized, with respect to any Real Property owned, directly or indirectly, by the Borrower, (A) Adjusted Revenue for such period, minus (B) Property Operating Expenses for such period; provided, that the NOI for any Real Property shall not, in any case, be less than $0. Net Operating Income shall be based on the most recently ended calendar quarter for which financials have been delivered by the Borrower to Administrative Agent.
Notwithstanding the foregoing:
    (x)    for the purpose of calculating NOI for a Real Property that the Borrower does not directly or indirectly wholly own, the NOI of such Real Property shall be limited to the Ownership Share such Real Property owned, directly or indirectly, by the Borrower;
    (y)     with respect to any Real Property being acquired in conjunction with an advance under the Facilities, NOI, for the purposes of determining the Availability Amount at such time, shall be calculated utilizing Underwritten NOI; and
    (z)    with respect to calculating the financial covenants set forth in Section 8.22 herein, NOI from any Real Property purchased within said quarter, for which there is not yet a trailing three-month operating history, shall be calculated as the lower of (I) the Underwritten NOI for such Real Property, as determined at the time of property acquisition, and (II) (x) the Real Property’s Adjusted Revenue minus (y) the Real Property’s Property Operating Expenses, annualized, for the period corresponding to the Borrower’s ownership of such Real Property (i.e. trailing 1 month, trailing 2 month, etc.).
“Net Purchase Price” means, with respect to any Real Property, the aggregate consideration paid by the Borrower or any Subsidiary for such asset (as set forth in the settlement statement or other similar documentation for such acquisition provided by the Borrower to Administrative Agent, including, for the avoidance of doubt, all fees, costs and expenses relating to the acquisition of such Real Property) minus all third party closing fees, costs and expenses, and all other reasonable and documented fees, costs and expenses incurred in connection with the purchase thereof.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 13.3 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” and “Notes” each is defined in Section 2.10(d) hereof.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any other Loan Party arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC Event” is defined in Section 8.15 hereof.
“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders

(whether administered by OFAC or otherwise), and any similar laws, regulations or orders adopted by any State within the United States.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12).
“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly-owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate and (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.
For the purposes of calculating compliance with the covenant set forth in Section 8.12(a), the financial covenants set forth in Section 8.22 and the determination of the Applicable Margin, only the Ownership Share of the financial attributes of (x) a Subsidiary that is not a Wholly-owned Subsidiary or (y) an Unconsolidated Affiliate shall be included.
“Participant” is defined in Section 13.2(d) hereof.
“Participant Register” is defined in Section 13.2(d) hereof.
“Participating Interest” is defined in Section 2.3(e) hereof.
“Participating Lender” is defined in Section 2.3(e) hereof.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means for any Lender its Revolver Percentage, Initial Term Loan Percentage, Delayed Draw Term Loan Percentage or Incremental Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis (including, without limitation, Section 13.4(c)), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, Initial Term Loan Percentage, Delayed Draw Term Loan Percentage or Incremental Term Loan Percentage and expressing such components on a single percentage basis.

“Permitted Acquisition” means an acquisition by the Borrower or any Subsidiary that meets all of the following criteria:
(a)    no Default and no Event of Default shall exist immediately before the consummation of such Acquisition and immediately after the consummation of such Acquisition;
(b)    any Person acquired in connection with such Acquisition shall become a Guarantor and all actions required under Section 12.2 shall be consummated with respect to such newly- acquired Subsidiary;
(c)    on the date of such Acquisition, after giving pro forma effect to such Acquisition and any Indebtedness and Liens incurred in connection therewith, the Borrower shall be in compliance with the financial covenants contained in Section 8.22;
(d)    Postal Realty REIT, the Borrower, each existing Subsidiary and each newly-acquired Subsidiaries are in compliance with Section 8.1; and
(e)    at least five (5) Business Days (or such shorter period of time as the Administrative Agent may otherwise agree) prior to the consummation of such Acquisition, the Borrower shall deliver to the Administrative Agent written notice of such Acquisition and an officer’s certificate certifying as to compliance with the matters set forth in clauses (a) and (c) above, together with all relevant financial information for such Person or assets to be acquired as may be reasonably requested by the Administrative Agent.
“Permitted Disposition” means any of the following:
(a)    any sale, transfer, lease or other Disposition of a Borrowing Base Property (including any Disposition of such Property as part of a sale and leaseback transaction) so long as such Borrowing Base Property is deleted from the Borrowing Base pursuant to Section 7.3;
(b)    any Disposition of all or any portion of a property that is not a Borrowing Base Property or assets with respect thereto; provided that the financial covenants in Section 8.22 would not be violated on a pro forma basis after giving effect to any such Disposition;
(c)    any Disposition by the Borrower or its Subsidiaries of the Equity Interests in any other Person (including any Subsidiary which is not a Loan Party);
(d)    any Disposition of personal property that is (i) obsolete or worn-out, (ii) being replaced by other personal property of better or equivalent value, (iii) no longer used or useful in the business of the relevant entity, or (iv) not material to the operation of a Real Property or the conduct of business of the applicable Loan Party that owns such property prior to its Disposition;
(e)    any grant of an easement or similar right that is a Permitted Lien;
(f)    the making of any Restricted Payment that is permitted hereunder;
(g)    the making of any Investment that is permitted hereunder;
(h)    the lease, assignment or sublease of any real or personal property that does not materially interfere with the business of the Loan Parties, taken as a whole, as determined in good faith by the Borrower and the Administrative Agent;

(i)    foreclosures on assets or Dispositions of assets required by law, governmental regulation or any Governmental Authority;
(j)    the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business (other than exclusive, worldwide licenses of material intellectual property owned by a Loan Party that are longer than three (3) years);
(k)    sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(l)    the lapse or abandonment of intellectual property rights in the ordinary course of business which, in the good faith determination of the Borrower, are not material to the conduct of the business of the Loan Parties taken as a whole;
(m)    the granting of Liens not prohibited by this Agreement;
(n)    any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(o)    payments permitted pursuant to Section 8.12 and other Dispositions for at least fair market value (as determined in good faith by the Borrower) of any property the Disposition of which is necessary for Postal Realty REIT to maintain its status as a “real estate investment trust” under the Code; and
(p)    Dispositions (other than Dispositions of Real Property) with respect to which (i) a Loan Party receives consideration at the time of such Disposition at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by such Loan Party is in the form of Cash or Cash Equivalents.
“Permitted Liens” means each of the following: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 8.3; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not materially and adversely affect the value of such real property or the use of such real property for its present purposes (including such non-monetary encumbrances and other matters as may appear on title policies or other title reports in favor of the Borrower or its Material Subsidiaries); (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings; provided that the same do not constitute an Event of Default under Section 9.1(g); (g) the rights of tenants or lessees under leases or subleases not materially interfering with the ordinary conduct of business of such Person; (h) Liens existing on the ~~First~~Second Amendment Effective Date and listed on Schedule 1.2 attached hereto; (i) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capitalized Lease Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases; and (j) such other title and survey exceptions as the Administrative Agent has approved in writing in the Administrative Agent’s reasonable discretion.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Platform” is defined in Section 13.1(d)(i) hereof.
“Postal Realty REIT” is defined in the introductory paragraph of this Agreement.
“Property” or “Properties” means, as to any Person, all types of real (including Real Property), personal, tangible, intangible or mixed property, including leasehold estates created by Ground Leases, owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including, as to any Subsidiary, any Real Property owned by it.
“Property Operating Expenses” means, with respect to any Real Property, the sum of (x) the amount of all expenses incurred in connection with operation of such Real Property for such period (adjusted for seasonality), including, without limitation, amounts accrued for the payment of real estate taxes, property maintenance, and insurance premiums, but excluding any interest expense or other debt service charges and property-related and corporate general and administrative expenses and any non-cash charges such as depreciation or amortization of financing costs, plus (y) capital expenditures of $0.10 per interior square foot of the improvements, plus (z) property management fees of three percent (3%) of Adjusted Revenue.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Tenant” means any tenant that is (i) the United States Postal Service (or any subdivision thereof), (ii) a General Services Administration (or any subdivision thereof) or (iii) any entity that has a BBB- or Baa3 rating or better from S&P or Moody’s.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.
“Real Estate Assets” means those fixed and tangible properties consisting of land, buildings and/or other improvements owned or leased pursuant to a ground lease by Postal Realty REIT or any of its subsidiaries at the relevant time of reference thereto.
“Real Property” or “Real Properties” means any real property owned or leased by Postal Realty REIT or any of its Subsidiaries.
“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.
“Register” is defined in Section 13.2(c) hereof.
“Reimbursement Obligation” is defined in Section 2.3(c) hereof.
“REIT” means a “real estate investment trust” in accordance with Section 856 et seq. of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve Bank and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve Bank and/or the NYFRB, or any successor thereto.
“Replacement Property” is defined in Section 8.23 hereof.
“Reports” is defined in Section 10.7 hereof.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that if there are two (2) or more unaffiliated Lenders, the term “Required Lenders” shall in no event mean less than two (2) unaffiliated Lenders. To the extent provided in the last paragraph of Section 13.3, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Exposures of all Lenders; provided that if there are two (2) or more unaffiliated Lenders, the term “Required Revolving Lenders” shall in no event mean less than two (2) unaffiliated Lenders. To the extent provided in the last paragraph of Section 13.3, the Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.
“Rescindable Amount” is defined in Section 5.1 hereof.
“Resignation Effective Date” is defined in Section 10.6 hereof.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement whose signature and incumbency shall have been certified to the Administrative Agent on or after the Initial Closing Date pursuant to an incumbency certificate of the type contemplated by Section 7.2 hereof.
“Restricted Payments” means dividends on or other distributions in respect of any class or series of Stock, Stock Equivalents or other Equity Interests of Postal Realty REIT or its Subsidiaries or the direct or indirect purchase, redemption, acquisition, or retirement of any of Postal Realty REIT’s or a Subsidiaries’ Stock, Stock Equivalents or other Equity Interest.
“Revolver Percentage” means, for each Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated or expired, the percentage of the total Revolving Credit Exposure then outstanding held by such Lender.
“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swingline Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.2 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.15 hereof). The Borrower and the Lenders acknowledge and agree that the aggregate amount of the Revolving Credit Commitments on the ~~First~~Second Amendment Effective Date is $150,000,000.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.
“Revolving Credit Termination Date” means the earlier of (i) the Scheduled Revolving Credit Termination Date and (ii) the earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.11, 9.2 or 9.3.
“Revolving Facility” means the credit facility for making Revolving Loans and Swingline Loans and issuing Letters of Credit described in Sections 2.2 and 2.3.
“Revolving Loan” is defined in Section 2.2 hereof and, as so defined, includes a Base Rate Loan, Daily Simple SOFR Loan or a SOFR Loan, each of which is a “type” of Revolving Loan hereunder.
“Revolving Note” is defined in Section 2.10(d) hereof.

“Rolling Period” means, as of any date, the four (4) Fiscal Quarters ending on or immediately preceding such date.
“S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business.
“Scheduled Revolving Credit Termination Date” means the Initial Revolving Credit Termination Date, the First Extended Revolving Credit Termination Date or the Second Extended Revolving Credit Termination Date, as the case may be.
“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” means July 24, 2023.
“Second Extended Revolving Credit Termination Date” is defined in Section 2.16 hereof.
“Secured Leverage Ratio” means, as the any date of determination, the ratio of (i) Total Secured Indebtedness to (ii) Total Asset Value.
“Secured Recourse Leverage Ratio” means, as the any date of determination, the ratio of (i) Total Secured Recourse Indebtedness to (ii) Total Asset Value.
“Series” is defined in Section 2.15(a) hereof.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”
“Special Purpose Entity” is defined on Schedule 8.1 hereof.
“Spodek Group Member” means Andrew Spodek, his mother and the other members of his immediate family, and Persons Controlled by Andrew Spodek, his mother or the other members of his immediate family. The Spodek Group Members are individually referred to as a “Spodek Group Member”
“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity securities.
“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Creditor” is defined in Section 11.15 hereof.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.
“Sustainability Certificate” means a certificate substantially in the form of Exhibit K hereto delivered by the Borrower to the Administrative Agent and the Sustainability Structuring Agent setting forth the Sustainability Rating as of December 31 of the most recently completed Fiscal Year, with the first certificate to be provided no earlier than for the calendar year beginning on January 1, 2023.
“Sustainability Rating” means Postal Realty REIT’s overall Environmental or Social pillar’s score, as applicable within the Environmental & Social Disclosure QualityScore issued by Institutional Shareholder Services (“ISS”), or Postal Realty REIT’s overall Governance QualityScore issued by ISS. If ISS (a) is no longer able to issue or establish an Sustainability Rating, (b) notifies the Borrower, or makes an announcement to the effect, that it will no longer establish Sustainability Ratings, or (c) materially changes the way it determines the Sustainability Rating, then in any such case the Borrower and the Sustainability Structuring Agent shall negotiate in good faith (for a period of no more than 30 consecutive days, or such longer period as may be mutually agreed by the Borrower and the Sustainability Structuring Agent, acting reasonably) to amend the definition of Sustainability Rating and/or provide for a substitute basis for determining the Sustainability Rating and, pending the effectiveness of any such amendment, the Sustainability Pricing Adjustment shall be zero; provided that if no agreement can be reached between the Borrower and the Sustainability Structuring Agent (acting on behalf of the Required Lenders) during such negotiation period, the Sustainability Pricing Adjustment shall cease to apply to the Applicable Margin from and after the last day of such negotiation period.
“Sustainability Structuring Agent” means BMO Capital Markets, in its capacity as Sustainability Structuring Agent.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline” means the credit facility for making one or more Swingline Loans described in Section 2.2(b).
“Swingline Lender” means BMO Harris Bank N.A., in its capacity as the Lender of Swingline Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 13.2.
“Swingline Lender’s Quoted Rate” is defined in Section 2.2(b) hereof.
“Swingline Sublimit” means $10,000,000 as reduced pursuant to the terms hereof.
“Swingline Loan” and “Swingline Loans” each is defined in Section 2.2(b) hereof.

“Swing Note” is defined in Section 2.10(d) hereof.
“Tangible Net Worth” means for each applicable period, the amount by which (a) Total Asset Value exceeds (b) the total liabilities of Postal Realty REIT and its subsidiaries, less general intangibles and other intangible assets, including goodwill, patents, trademarks, copyrights, franchises, organization expenses, deferred expenses and unbilled rent receivables, as determined in accordance with GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Real Property under a Lease.
“Term Credit Termination Date” means, as the context requires, the Initial Term Loan Termination Date or the Delayed Draw Term Loan Termination Date.
“Term Loan Facility” means either the Initial Term Loan Facility, the Delayed Draw Term Loan Facility or any Incremental Term Loan Facility; and “Term Loan Facilities” means all of the Initial Term Loan Facility, the Delayed Draw Term Loan Facility and any Incremental Term Loan Facility.
“Term Loan” means and includes the Initial Term Loans, the Delayed Draw Term Loans and any Incremental Term Loans.
“Term SOFR” means, for the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of SOFR Loans, the first day of such applicable Interest Period, or (b) with respect to Base Rate Loans, such day of determination of the Base Rate, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, that, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Determination Day” is defined in the definition of “Term SOFR”.
“Term SOFR Reference Rate” means the per annum forward-looking term rate based on SOFR.

“Termination Date” means the earlier of (i) (x) with respect to the Revolving Credit Commitments, the Scheduled Revolving Credit Termination Date, (y) with respect to the Initial Term Credit Commitment, the Initial Term Loan Termination Date and (z) with respect to the Delayed Draw Term Loans, the Delayed Draw Term Loan Termination Date, and (ii) the date on which the Commitments are terminated in full pursuant to Section 2.11, 9.2 or 9.3 hereof.
“Total Asset Value” means, as of any date of determination, means the sum of (a) Total Real Estate Asset Value, (b) Postal Realty REIT’s consolidated cash and cash equivalents, plus restricted cash used to pay Tenant improvement allowances, lease commission fees, and other amounts payable pursuant to the terms of any Lease, and (c) Postal Realty REIT’s consolidated marketable securities available for sale; provided that no Investments held pursuant to Section 8.9(i) shall be included in the calculation of Total Asset Value. Postal Realty REIT’s Ownership Share of Real Estate Assets held by its or its Subsidiaries’ Unconsolidated Affiliates shall be included in the calculation of Total Asset Value consistent with the above-described treatment for assets owned by Postal Realty REIT or a Subsidiary.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Exposure of such Lender at such time.
“Total Indebtedness” means, as of any date of determination, the sum, without duplication, of (a) Postal Realty REIT’s and its Subsidiaries consolidated Indebtedness including all mortgage debt, letters of credit, net obligations under uncovered Hedging Agreements, contingent obligations to the extent the obligations are binding, unsecured debt, Capitalized Lease Obligations (including Eligible Ground Leases), subordinated Indebtedness, (b) the aggregate outstanding principal amount of the Facilities, and (c) amounts outstanding under any margin line facilities of Postal Realty REIT or its Subsidiaries plus (d) with respect to Postal Realty REIT’s or any Subsidiary’s Ownership Share of Total Indebtedness of its Unconsolidated Affiliates that is recourse to such person, the greater of (i) such person’s Ownership Share of the Total Indebtedness and (ii) the amount of the recourse portion of such Total Indebtedness.
“Total Leverage Ratio” means, as of any date of determination, the ratio of (i) Total Indebtedness as of such date to (ii) Total Asset Value as of such date.
“Total Real Estate Asset Value” means, as of any date of determination, the value derived from: (a) for any Real Estate Asset that was acquired by Postal Realty REIT, its Subsidiary or its Unconsolidated Affiliates less than twelve (12) calendar months prior to the end of such calendar quarter, the Net Purchase Price, or (b) for any Real Estate Asset that was acquired twelve (12) calendar months or more prior to the end of such calendar quarter, the quotient obtained by dividing (i) the NOI of such Real Estate Asset as of the end of such calendar quarter by (ii) the applicable Capitalization Rate. Postal Realty REIT’s Ownership Share of Real Estate Assets held by its or its Subsidiaries’ Unconsolidated Affiliates shall be included in the calculation of Total Real Estate Asset Value with the above-described treatment for assets owned by Postal Realty REIT or a Subsidiary.
“Total Secured Indebtedness” means, as of any date of determination, the amount of Total Indebtedness which is secured debt of, or has a deficiency guaranty provided by, Postal Realty REIT and/or its subsidiaries (directly or by a guaranty thereof, but without duplication) and is secured by a lien.
“Total Secured Recourse Indebtedness” means, as of any date of determination, the amount of Total Indebtedness which is secured recourse debt of, or has a deficiency guaranty provided by, Postal Realty REIT and/or its subsidiaries (directly or by a guaranty thereof, but without duplication) and is secured by a lien.
“Total Unsecured Indebtedness” means, as of the date of determination, the amount of Total Indebtedness which is not secured by any lien, guarantee or otherwise encumbered.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unconsolidated Affiliate” means, in respect of any Person, any other Person in whom such Person holds an Investment, (a) whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, and (b) which is not a Subsidiary of such first Person.
“Underwritten NOI” means, with respect to any Real Property, (i) the projected, annualized rental and other income collectable and attributable to Tenants in occupancy and paying rent, and pursuant to executed Leases for such Real Property (adjusted with the same conditions set forth in clauses (a) and (b) of the definition of Adjusted Revenue), minus (ii) the projected operating expenses on an annual basis, which shall be calculated as $0.55 per interior square foot of such Real Property.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unsecured Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (i) Borrowing Base Consolidated NOI to (ii) the sum of all interest payments due from the Borrower (whether paid or unpaid) on Total Unsecured Indebtedness (including the Facilities) (calculated on a trailing Fiscal Quarter basis, annualized).
“Unsecured Leverage Ratio” means, at any time, the ratio of (i) Total Unsecured Indebtedness to (ii) Borrowing Base Portfolio Value.
“Unused Delayed Draw Term Loan Commitment Fee” is defined in Section 3.1(c) hereof.

“Unused Delayed Draw Term Loan Commitments” means, at any time, the difference between the Delayed Draw Term Loan Commitment then in effect and the aggregate outstanding principal amount of Delayed Draw Term Loans.
“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans, Swingline Loans and L/C Obligations.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” is defined in Section 4.1(g) hereof.
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Wholly-owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
    Section 1.2.    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”

Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.
    Section 1.3.    Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP (or changes in the application thereof concurred by the Loan Parties’ independent public accountants and disclosed in writing to the Administrative Agent) from those used in the preparation of the financial statements referred to in Section 6.5 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles or application thereof. Until any such covenant, standard, or term is amended in accordance with this Section, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles or change in application thereof. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles (or application thereof) after the Initial Closing Date. All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.
    Section 1.4.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
    Section 1.5.    Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 2.    The Facilities.
    Section 2.1.    Term Loan Facilities.
    (a)    Initial Term Loans. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make (i) a term loan advanced in a single Borrowing on the Initial Closing Date, and (ii) an additional term loan in an aggregate amount equal to $25,000,000 advanced in a single Borrowing on the Second Amendment Effective Date (individually an “Initial Term Loan” and collectively for all the Lenders, the “Initial Term Loans”) in U.S. Dollars to the Borrower in the ~~amount of~~applicable amounts set forth opposite such Lender’s ~~Initial Term Loan Commitment~~name on Schedule 2.2 attached hereto. The Initial Term Loans shall be made ratably by the Lenders in proportion to their respective Initial Term Loan Percentages, at which time the Initial Term Loan Commitments shall expire. As provided in Section 2.6(a) hereof, the Borrower may elect that the Initial Term Loans be outstanding as Base Rate Loans, Daily Simple SOFR Loans or SOFR Loans. No amount repaid or prepaid on any Initial Term Loan may be borrowed again.
    (b)    Delayed Draw Term Loans. Subject to the terms and conditions hereof, each Lender with a Delayed Draw Term Loan Commitment, by its acceptance hereof, severally agrees with effect from the First Amendment Effective Date, or the Second Amendment Effective Date, as applicable, to make one or more term loans (individually a “Delayed Term Loan” and collectively for all the Lenders, the “Delayed Draw Term Loans”) in U.S. Dollars to Borrower in ~~an aggregate amount of up to~~the applicable amounts set forth opposite such Lender’s ~~Delayed Draw Term Loan Commitment~~name on Schedule 2.2 attached hereto on a cumulative basis during the Delayed Draw Term Loan Availability Period. On the Second Amendment Effective Date, the Lenders with new Delayed Draw Term Loan Commitments shall advance Delayed Draw Term Loans in the amount of $10,000,000. The Delayed Draw Term Loans shall be advanced in one or more Borrowings during the Delayed Draw Term Loan Availability Period, at which time the Delayed Draw Term Loan Commitments shall expire. Each advance of the

Delayed Draw Term Loan shall not be less than $5,000,000, or, if less, an amount equal to the entire remaining Delayed Draw Term Loan Commitment and shall be made ratably by the Lenders in proportion to their respective Delayed Draw Term Loan Percentages. The principal amount of each Delayed Draw Term Loan shall permanently reduce the Delayed Draw Term Loan Commitment by the amount of such Delayed Draw Term Loan, and the Delayed Draw Term Loan Commitment shall be automatically reduced in accordance with Section 2.11. As provided in Section 2.6(a), the Borrower may elect that the Delayed Draw Term Loans be outstanding as Base Rate Loans, Daily Simple SOFR Loans or SOFR Loans. No amount repaid or prepaid on any Delayed Draw Term Loan may be borrowed again.
    Section 2.2.    Revolving Facility.
    (a)    Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders, the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The sum of the aggregate principal amount of Revolving Loans, Swingline Loans, and L/C Obligations at any time outstanding shall not exceed the lesser of (i) the Revolving Credit Commitments of all Lenders in effect at such time and (ii) the Availability as then determined and computed. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 2.6(a), the Borrower may elect that each Borrowing of Revolving Loans be ~~either~~ Base Rate Loans, Daily Simple SOFR Loans or SOFR Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.
    (b)    Swingline Loans. (i) Generally. Subject to the terms and conditions hereof, as part of the Revolving Facility, the Swingline Lender agrees to make loans in U.S. Dollars to the Borrower under the Swingline (individually a “Swingline Loan” and collectively the “Swingline Loans”) which shall not in the aggregate at any time outstanding exceed the Swingline Sublimit. Swingline Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date. Each Swingline Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000. Each Swingline Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to, (x) the rate per annum for Base Rate Loans under the Revolving Facility as from time to time in effect or (y) the Swingline Lender’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swingline Loan shall be due and payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (ii)    Requests for Swingline Loans. The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon on the date upon which the Borrower requests that any Swingline Loan be made, of the amount and date of such Swingline Loan, and, if applicable, the Interest Period requested therefor. The Administrative Agent shall promptly advise the Swingline Lender of any such notice received from the Borrower. Thereafter, the Swingline Lender may in its discretion quote an interest rate to the Borrower at which the Swingline Lender would be willing to make such Swingline Loan available to the Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swingline Lender’s Quoted Rate”). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If the Borrower does not so immediately accept the Swingline Lender’s Quoted Rate for the full amount requested by the Borrower for such Swingline Loan, the Swingline Lender’s Quoted

Rate shall be deemed immediately withdrawn. If the Swingline Lender’s Quoted Rate is not accepted or otherwise does not apply, such Swingline Loan shall bear interest at the rate per annum for Base Rate Loans under the Revolving Facility as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of each Swingline Loan extended to the Borrower shall be deposited or otherwise wire transferred to the Borrower’s Designated Disbursement Account or as the Borrower, the Administrative Agent, and the Swingline Lender may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swingline Lender to make Swingline Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swingline Lender shall be entitled to assume that the conditions precedent to an advance of any Swingline Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders).
    (iii)    Refunding Swingline Loans. In its sole and absolute discretion, the Swingline Lender may at any time (and shall no later than the ninth Business Day after each Swingline Loan is advanced if such Loan has not been sooner repaid), on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to act on its behalf for such purpose) and with notice to the Borrower and the Administrative Agent, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swingline Loans outstanding on the date such notice is given (which Loans shall thereafter bear interest as provided for in Section 2.4(a)). Unless an Event of Default exists with respect to the Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent for the account of the Swingline Lender, in immediately available funds, at the Administrative Agent’s office in Chicago, Illinois (or such other location designated by the Administrative Agent), before 12:00 Noon on the Business Day following the day such notice is given. The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swingline Lender to repay the outstanding Swingline Loans.
    (iv)    Participation in Swingline Loans. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swingline Lender pursuant to Section 2.2(b)(iii) above (because an Event of Default exists with respect to the Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swingline Lender, purchase from the Swingline Lender an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Loans. From and after the date of any such purchase, the parties hereto hereby acknowledge and agree that such Swingline Loans shall thereafter bear interest as Base Rate Loans as provided for in Section 2.2(b)(i)(x) above. Each Lender that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Lender funded to the Swingline Lender its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of the Revolving Credit Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding, or reduction whatsoever.
    Section 2.3.    Letters of Credit.
    (a)    General Terms. Subject to the terms and conditions hereof, as part of the Revolving Facility, the L/C Issuer shall issue standby letters of credit (each a “Letter of Credit”) for the account of the Borrower or for the account of the Borrower and any one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder and, accordingly, Letters of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.
    (b)    Applications. At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) and ten (10) Business Days prior to the Revolving Credit Termination Date (subject to automatic renewal for additional one year periods, if applicable), in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”); provided, that any Letter of Credit may have an expiration date that is later than the Revolving Credit Termination Date if the Borrower, within thirty (30) days of the Revolving Credit Termination Date, provides cash collateral to the L/C Issuer in an amount equal to 103% of the face amount of such Letter of Credit. The Borrower agrees that if on the Revolving Credit Termination Date any Letters of Credit remain outstanding the Borrower shall then deliver to the Administrative Agent, without notice or demand, Cash Collateral in an amount equal to the Minimum Collateral Amount (which shall be held by the Administrative Agent pursuant to the terms of Section 9.4). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 3.1, (ii) except as otherwise provided herein or in Sections 2.8, 2.13 or 2.14, unless an Event of Default exists, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, except as otherwise provided for in Section 2.6(c), the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Administrative Agent or the Required Revolving Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) an Event of Default exists and either the Administrative Agent or the Required Revolving Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7.1 and the other terms of this Section.
    (c)    The Reimbursement Obligations. Subject to Section 2.3(b), the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:00 a.m. on the date when such drawing is to be paid, by no later than 12:00 Noon on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in Chicago, Illinois, or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 2.3(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.3(e) below.
    (d)    Obligations Absolute. The Borrower’s obligation to reimburse L/C Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder except, in each case, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Legal Requirements) suffered by the Borrower that are caused by the L/C Issuer’s gross negligence, bad faith or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction). None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower or any other Loan Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and each other Loan Party to the extent permitted by applicable law) suffered by the Borrower or any Loan Party that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct or bad faith on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

    (e)    The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 2.3(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day on which it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m., or not later than 1:00 p.m. on the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.
    (f)    Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this subsection (f) and all other parts of this Section shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
    (g)    Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days’ (or such lesser period as is reasonably operationally feasible for the L/C Issuer) advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Revolving Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.
    (h)    Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer, and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
    Section 2.4.    Applicable Interest Rates.
    (a)    Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be (360 days, in the case of clause (c) of the definition of Base Rate), and the actual days elapsed on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (b)    SOFR Loans. Each SOFR Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan or a Daily Simple SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Term SOFR applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

    (c)    Daily Simple SOFR Loans. Each Daily Simple SOFR Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Base Rate Loan or a SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Daily Simple SOFR Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (d)    Rate Determinations. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
    Section 2.5.    Minimum Borrowing Amounts~~;~~ and Maximum SOFR Loans. Each Borrowing of Base Rate Loans or Daily Simple SOFR Loans advanced under a Facility shall be in an amount not less than $100,000 (or the remainder of the then available Commitment). Each Borrowing of SOFR Loans advanced, continued or converted under a Facility shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000 (or the remainder of the then available Commitment). Without the Administrative Agent’s consent, there shall not be more than ten (10) Borrowings of SOFR Loans outstanding hereunder at any one time.
    Section 2.6.    Manner of Borrowing Loans and Designating Applicable Interest Rates.
    (a)    Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m.: (i) at least two (2) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of SOFR Loans (or on the same date as may be acceptable to all Lenders in their sole discretion) and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Daily Simple SOFR Loans or Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 2.5, a portion thereof, as follows: (i) if such Borrowing is of SOFR Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as SOFR Loans or convert part or all of such Borrowing into Daily Simple SOFR Loans or Base Rate Loans ~~or~~, (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Daily Simple SOFR Loans or SOFR Loans for an Interest Period or Interest Periods specified by the Borrower or (iii) if such Borrowing is of Daily Simple SOFR Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Base Rate Loans or SOFR Loans for an Interest Period or Interest Periods, as applicable, specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device reasonably acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner reasonably acceptable to the Administrative Agent), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form reasonably acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of SOFR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans or Daily Simple SOFR Loans into SOFR Loans must be given by no later than 10:00 a.m. at least two (2) Business Days before the date of the requested continuation or conversion (or on the same date of continuation or conversation as may be acceptable to all Lenders). All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of SOFR Loans, the Interest Period applicable thereto. Upon notice to the Borrower by the Administrative Agent or the Required Lenders (or, in the case of an Event of Default with respect to the Borrower, without notice), no Borrowing of SOFR Loans or Daily Simple SOFR Loans shall be advanced, continued, or created by conversion if any Event of Default then exists. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.
    (b)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 2.6(a) above and, if such notice requests the Lenders to make SOFR Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.
    (c)    Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of SOFR Loans before the last day of its then current Interest Period within the period required by Section 2.6(a) and such Borrowing is not prepaid in accordance with Section 2.8(a), such Borrowing shall automatically be continued as a SOFR Loan with an Interest Period of one month. In the event the Borrower fails to give notice pursuant to Section 2.6(a) above of a Borrowing equal to the amount of any Reimbursement Obligation and has not notified the Administrative Agent by 12:00 Noon on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Facility on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.
    (d)    Disbursement of Loans. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing, subject to Section 7, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate in writing). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate in writing), by depositing or wire transferring such proceeds to the credit of the Borrower’s Designated Disbursement Account or as the Borrower and the Administrative Agent may otherwise agree.
    (e)    Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. on the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 4.5 so that the Borrower will have no liability under Section 4.5 with respect to such payment. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
    Section 2.7.    Maturity of Loans.
    (a)    Scheduled Payments of Initial Term Loans. Each Initial Term Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Initial Term Loan Termination Date.
    (b)    Scheduled Payments of Delayed Draw Term Loans. Each Delayed Draw Term Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Delayed Draw Term Loan Termination Date.
    (c)    Revolving Loans. Each Revolving Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Revolving Credit Termination Date.
    (d)    Swingline Loans. Each Swingline Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Revolving Credit Termination Date.
    Section 2.8.    Prepayments.
    (a)    Optional. The Borrower may prepay at any time in whole, or from time to time in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of SOFR Loans or Daily Simple SOFR Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Sections 2.2(b) and 2.5 remains outstanding), any outstanding Loans without premium or penalty but subject to Section 4.5, upon not less than two (2) Business Days prior notice by the Borrower to the Administrative Agent in the case of any prepayment of a Borrowing of SOFR Loans and notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. on the date of prepayment in the case of a Borrowing of Base Rate Loans or Daily Simple SOFR Loans (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or SOFR Loans or Swingline Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 4.5. Notwithstanding the foregoing, any prepayment notice that is delivered in connection with any proposed refinancing of the Loans or another transaction may be, if expressly so stated in the applicable prepayment notice, contingent upon the consummation of such refinancing or other transaction, and (x) the repayment date therefor may be amended from time to time by notice from the Borrower to the Administrative Agent and (y) such prepayment notice may be revoked by the Borrower in the event such refinancing or other transaction is not consummated so long as the Borrower pays any costs or expenses of Administrative Agent and the Lenders incurred in connection with such revoked prepayment notice.
    (b)    Mandatory. (i) The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 2.11, prepay the Swingline Loans, Revolving Loans, and, if necessary, cash collateralize the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Swingline Loans, Revolving Loans, and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.
    (ii)    If at any time the sum of the unpaid principal balance of the Term Loans, the Incremental Term Loans (if any), Swingline Loans, Revolving Loans, and the L/C Obligations then outstanding shall be in excess of the Availability as determined on the basis of the most recent Borrowing Base Certificate, the Borrower shall within three (3) Business Days and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Swingline Loans and Revolving Loans until paid in full, then to the Term Loans and the Incremental Term Loans (if any) on a combined ratable basis with respect to all such Loans until such Loans are paid in full, with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the Guaranteed Obligations owing with respect to the Letters of Credit.
    (iii)    Unless the Borrower otherwise directs, prepayments of Loans under this Section 2.8(b) shall be applied first ratably to any outstanding Loans under the Revolving Facility, but without a reduction of the Revolving Credit Commitments, until payment in full thereof with any balance applied ratably to the outstanding Loans under the Term Loan Facilities. Each prepayment of Loans under this Section 2.8(b) shall be made by the payment of the principal amount to be prepaid. Each cash collateralization of L/C Obligations shall be made in accordance with Section 9.4.
    (c)    Any amount of Swingline Loans and Revolving Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of Term Loans or Incremental Term Loans paid or prepaid may be reborrowed.
    Section 2.9.    Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration of the Obligations, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, letter of credit fees and other amounts at a rate per annum equal to:
    (a)    for any Daily Simple SOFR Loan, Base Rate Loan or any Swingline Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
    (b)    for any SOFR Loan or any Swingline Loan bearing interest at the Swingline Lender’s Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;
    (c)    for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 2.3 with respect to such Reimbursement Obligation;
    (d)    for any Letter of Credit, the sum of 2.0% plus the L/C Participation Fee due under Section 3.1(b) with respect to such Letter of Credit; and
    (e)    for any other amount owing hereunder not covered by clauses (a) through (d) above, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
provided, however, that in the absence of acceleration of the Obligations pursuant to Section 9.2 or 9.3, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower (which election may be retroactively effective to the date of such Event of Default). While any Event of Default exists or after acceleration of the Obligations, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.
    Section 2.10.    Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
    (b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
    (c)    The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
    (d)    Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), Exhibit D-2 (in the case of its Swingline Loans and referred to herein as a “Swing Note”), Exhibit D-3 (in the case of its Initial Term Loans and referred to herein as a “Initial Term Note”), Exhibit D-4 (in the case of its Delayed Draw Term Loans and referred to herein as a “Delayed Draw Term Note”), or Exhibit D-5 (in the case of its Incremental Term Loans and referred to herein as a “Incremental Term Note”) as applicable (Revolving Notes, Swing Note, Initial Term Notes, Delayed Draw Term Notes and Incremental Term Notes being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Initial Term Loan, Delayed Draw Term Loan, Incremental Term Loan, Revolving Loan or Swingline Sublimit, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 13.2) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.2, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.
    Section 2.11.    Commitment Terminations.
    (a)    Optional Revolving Credit Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages; provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Swingline Loans, Revolving Loans, and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit or the Swingline Sublimit then in effect shall reduce the L/C Sublimit and Swingline Sublimit, as applicable, by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments. Notwithstanding the foregoing, any termination notice that is delivered in connection with any proposed refinancing of the Loans or another transaction may be, if expressly so stated in the applicable prepayment notice, contingent upon the consummation of such refinancing or other transaction, and (x) the termination date therefor may be amended from time to time by notice from the Borrower to the Administrative Agent and (y) such termination notice may be revoked by the Borrower in the event such refinancing or other transaction is not consummated so long as the Borrower pays any costs or expenses of Administrative Agent and the Lenders incurred in connection with such revoked commitment termination.
    (b)    Optional Delayed Draw Term Loan Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Delayed Draw Term Loan Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and in integral multiples of $100,000 (or the remainder of the then available Commitment) and (ii) allocated ratably among the Lenders in proportion to their respective Delayed Draw Term Loan Percentages. The Administrative Agent shall give prompt notice to each Lender of any such reduction or termination of the Delayed Draw Term Loan Commitments.
    (c)    Any termination of the Revolving Credit Commitments or Delayed Draw Term Loan Commitments pursuant to this Section may not be reinstated.
    Section 2.12.    Replacement of Lenders. If any Lender requests compensation under Section 4.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.7, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.1 or Section 4.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

    (i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.2;
    (ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.5 as if the Loans owing to it were prepaid rather than assigned) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
    (iii)    in the case of any such assignment resulting from a claim for compensation under Section 4.4 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter;
    (iv)    such assignment does not conflict with applicable law; and
    (v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
    Section 2.13.    Defaulting Lenders.
    (a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
    (i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
    (ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with their Percentages of the relevant Revolving Credit Commitments without giving effect to Section 2.13(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.13(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
    (iii)    Certain Fees.
    (A)    No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
    (B)    Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
    (C)    With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
    (iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages of the relevant Revolving Credit Commitments (calculated without regard to such Defaulting Lender’s Revolving Credit Commitments) but only to the extent that (x) the conditions set forth in Section 7.1 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loans and interests in L/C Obligations and Swingline Loans of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 13.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
    (v)    Cash Collateral; Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.
    (b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Revolving Credit Commitments (without giving effect to Section 2.13(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
    (c)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
    Section 2.14.    Cash Collateral for Fronting Exposure At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Fronting Exposure of such L/C Issuer with respect to such Defaulting Lender (determined after giving effect to Section 2.13(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
    (a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash

Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
    (b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.14 or Section 2.13 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
    (c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.14, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
    Section 2.15.    Incremental Facilities.
    (a)    Incremental Facilities. The Borrower may request, from time to time, on any Business Day prior to the date that is six (6) months prior to the Revolving Credit Termination Date by written notice to the Administrative Agent in the form attached hereto as Exhibit J or in such other form reasonably acceptable to the Administrative Agent (a “Commitment Amount Increase Request”) at least five (5) Business Days prior to the desired effective date of such increase (the “Commitment Amount Increase”) (i) an increase to the then existing Revolving Credit Commitments by an amount not in excess of $150,000,000 (any such increase, the “Incremental Revolving Credit Commitments”) so that the aggregate Revolving Credit Commitments are not in excess of $300,000,000 and not less than $5,000,000 individually and/or (ii) the establishment of one or more new term loan commitments or an increase to the existing Term Loans (any such increase, the “Incremental Term Loan Commitments”), by an amount not in excess of $75,000,000 in the aggregate and not less than $5,000,000 individually. As of the Second Amendment Effective Date, all Incremental Term Loan Commitments have been fully utilized. Each such Commitment Amount Increase Request shall identify (x) the Business Day (each an “Increased Amount Date”) on which the Borrower proposes that the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, and (y) the identity of each Lender, or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or an “Incremental Term Loan Lender”, as applicable), to whom the Borrower proposes any portion of such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amount of such allocations; provided that the Administrative Agent may elect or decline to arrange such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment (and any Lender may require additional time to review such Commitment Amount Increase Request as needed to determine whether to provide an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment). Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate series (each, a “Series”) of Incremental Term Loans for all purposes of this Agreement unless such Incremental Term Loans are being effected as an increase to the existing Term Loans.
    (b)    Conditions to Incremental Loans. Such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall have occurred and be continuing on such Increased Amount Date before or after giving effect to such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable and (ii) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) at the time of such request and on the effective date of such Commitment Amount Increase (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such date). The effective date of the Commitment Amount Increase shall be as set forth in the related Commitment Amount Increase Request. The Borrower agrees to pay any reasonable and documented, out-of-pocket expenses of the Administrative Agent relating to any Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, and arrangement fees related thereto as agreed upon in writing between Administrative Agent and the Borrower.
    (c)    Incremental Revolving Loans. On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the terms and conditions expressed in the foregoing clauses (a) and (b), (i) each of the Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), Revolving Loans and interests in Letters of Credit outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans and interests in Letters of Credit will be held by the Lenders according to their then-existing Revolver Percentages after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Loan Commitments, (ii) the share of each respective Incremental Revolving Credit Commitment held by each respective Incremental Revolving Loan Lender shall be deemed for all purposes a Revolving Loan Commitment of such Lender and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and all references to the Loan Documents to Revolving Credit Commitments and Revolving Loans shall be deemed to include the Incremental Revolving Credit Commitments and Incremental Revolving Loans made pursuant to this Section 2.15 and (iii) each Incremental Revolving Loan Lender with a Revolving Credit Commitment shall become a Lender with a Revolving Credit Commitment with respect to its respective share of the Incremental Revolving Credit Commitments and all matters relating thereto. Upon the effectiveness of any such Incremental Facility, the Incremental Revolving Loan Lenders shall advance Loans in an amount sufficient such that after giving effect to such advance each Lender shall have outstanding its Percentage of Loans. It shall be a condition to the effectiveness of any Incremental Revolving Credit Commitments (but not Incremental Term Loan Commitments) that if any SOFR Loans are outstanding on the date of such effectiveness, such SOFR Loans shall be deemed to be prepaid on such date and the Borrower shall pay any amounts owing to the Lenders pursuant to Section 4.5 hereof.

    (d)    Incremental Term Loans. On any Increased Amount Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of the terms and conditions expressed in the foregoing clauses (a) and (b), (i) each Incremental Term Loan Lender of any Series shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Percentage of the Incremental Term Loan Commitment of such Series, and (ii) each Incremental Term Loan Lender of any Series shall become a Lender hereunder with respect to its Incremental Term Loan.
    (e)    Incremental Loan Notices. The Administrative Agent shall notify the Lenders promptly upon receipt of any Commitment Amount Increase and in respect thereof (i) the Incremental Revolving Credit Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable, and (ii) in the case of each notice to any Lender of Revolving Loans, the new Revolver Percentage for such Lender, in each case subject to the assignments contemplated by clause (c) of this Section.
    (f)    Terms and Provisions of Incremental Loans. The terms and provisions of the Incremental Term Loans of any Series shall be identical to the Term Loans and the terms and provisions of the Incremental Revolving Loans and Incremental Revolving Credit Commitments shall be identical to the Revolving Loans and Revolving Credit Commitments; provided, that no Incremental Term Loan shall have a maturity that is later than the Latest Term Loan Maturity Date. Each Commitment Amount Increase may, without the consent of any other Lenders, effect such amendments to this Agreement and any other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provision of this Section 2.15.
    (g)    Equal and Ratable Benefit. The Incremental Revolving Loans, Incremental Revolving Credit Commitments, Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 2.15 shall constitute Loans under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratable with the other Obligations from the Guarantors.
    Section 2.16.    Extension of Revolving Credit Termination Date. The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) which must be given at least thirty (30) days and not more than ninety (90) days prior to the Initial Revolving Credit Termination Date or the First Extended Revolving Credit Termination Date, as applicable, request that Lenders extend the Initial Revolving Credit Termination Date for two additional six-month periods (the first such extended Revolving Credit Termination Date being the “First Extended Revolving Credit Termination Date” and the second such extended Revolving Credit Termination Date being the “Second Extended Revolving Credit Termination Date” and either such extended Revolving Credit Termination Date being an “Extended Revolving Credit Termination Date”). On the Initial Revolving Credit Termination Date, or the First Extended Revolving Credit Termination Date, as applicable, such extension will become effective with respect to all portions of the Revolving Facility for which Lenders have approved such extension (such approval not to be unreasonably withheld, conditioned or delayed), subject to the Borrower’s timely delivery of such notice to the Administrative Agent and payment of the Extension Fee, and provided that on the notice delivery date and on the Initial Revolving Credit Termination Date or the First Extended Revolving Credit Termination Date, as applicable, (i) no Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) on the Initial Revolving Credit Termination Date or First Extended

Revolving Credit Termination Date, as applicable, (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such date), and (iii) the Borrower shall have delivered to the Administrative Agent a pro forma Borrowing Base Certificate which shall establish that, as of the Initial Revolving Credit Termination Date or the First Extended Revolving Credit Termination Date, as applicable, the sum of the aggregate principal amount of Revolving Loans, Swingline Loans and L/C Obligations outstanding shall not exceed the Availability.
Section 3.    Fees.
    Section 3.1.    Fees.
    (a)    Unused Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages commitment fees on the average daily Unused Revolving Credit Commitment at the rate per annum equal to (x) 0.15% if the average daily Unused Revolving Credit Commitments are less than 50% of the Revolving Credit Commitments then in effect and (y) 0.20% if the average daily Unused Revolving Credit Commitments are greater than or equal to 50% of the Revolving Credit Commitments then in effect (in each case, computed on the basis of a year of 360 days and the actual number of days elapsed), determined based on the average daily Revolving Credit Commitments during such previous quarter. For the avoidance of doubt, the principal amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Credit Commitments for purposes of this Section 3.1. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the Initial Closing Date) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitment is terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.
    (b)    Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 2.3, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the Initial Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee (the “L/C Participation Fee”) at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.
    (c)    Unused Delayed Draw Term Loan Commitment Fee. To the extent any Delayed Draw Term Loan Commitments remain in effect as of ~~July~~September ~~1~~22, ~~2022~~2023, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders in accordance with their Delayed Draw Term Loan Percentages, an unused fee (the “Unused Delayed Draw Term Loan Commitment Fee”) on the average daily Unused Delayed Draw Term Loan Commitments at the rate per annum equal to 0.20% (computed on the basis of a year of 360 days and the actual number of days elapsed). The Unused Delayed Draw Term Loan Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year commencing on September 30, ~~2022~~2023 (for the period commencing on ~~July~~September ~~1~~22, ~~2022~~2023 and continuing through September 30, ~~2022~~2023), unless the Delayed Draw Term Loan Commitments are terminated in whole on an earlier date, in which event the Unused Delayed Draw Term Loan Commitment Fee that is payable for the period during which such termination occurs shall be paid on the date of such termination.
    (d)    Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in the Agent Fee Letter or as otherwise agreed to in writing between them.
Section 4.    Taxes; Change in Circumstances, Increased Costs, and Funding Indemnity.
    Section 4.1.    Taxes.
    (a)    Certain Defined Terms. For purposes of this Section, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.
    (b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
    (c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
    (d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
    (e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).
    (f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
    (g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
    (ii)    Without limiting the generality of the foregoing,
    (A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
    (B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
    (i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y)

with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
    (ii)    executed originals of IRS Form W-8ECI;
    (iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or
    (iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
    (C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
    (D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
    (h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
    (i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
    Section 4.2.    Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Daily Simple SOFR Loans or SOFR Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender’s obligations to make or maintain Daily Simple SOFR Loans or SOFR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Daily Simple SOFR Loans or SOFR Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Daily Simple SOFR Loans or SOFR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement (which shall not, for the avoidance of doubt, include any amounts under Section 4.5); provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Daily Simple SOFR Loans or SOFR Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender and which shall be determined without reference to clause (c) of the definition of “Base Rate”.

    Section 4.3.    Inability to Determine Rates. Subject to Section 4.8, if, on or prior to the determination of the Adjusted Daily Simple SOFR Rate or the first day of any Interest Period for any Borrowing of any SOFR Loan:
     (a)    the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR Rate or Adjusted Term SOFR cannot be determined pursuant to the definition thereof, or
    (b)    the Required Lenders advise the Administrative Agent that (i) Adjusted Daily Simple SOFR Rate or Adjusted Term SOFR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Daily Simple SOFR Loans or SOFR Loans for such Interest Period or (ii) that the making or funding of Daily Simple SOFR Loans or SOFR Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Daily Simple SOFR Loans or SOFR Loans shall be suspended (and any existing Daily Simple SOFR Loans or SOFR Loans shall be automatically converted into Base Rate Loans upon the end of the applicable Interest Period therefor).
    Section 4.4.    Increased Costs.
    (a)    Increased Costs Generally. If any Change in Law shall:
    (i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;
    (ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
    (iii)    impose on any Lender or any L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

    (b)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
    (c)    Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
    (d)    Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
    Section 4.5.    Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any SOFR Loan or Swingline Loan bearing interest at the Swingline Lender’s Quoted Rate or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:
    (a)    any payment, prepayment or conversion of a SOFR Loan or such Swingline Loan on a date other than the last day of its Interest Period,
    (b)    any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a SOFR Loan or such Swingline Loan, or to convert a Base Rate Loan or Daily Simple SOFR Loan into a SOFR Loan or such Swingline Loan on the date specified in a notice given pursuant to Section 2.6(a) or 2.2(b),
    (c)    any failure by the Borrower to make any payment of principal on any SOFR Loan or such Swingline Loan when due (whether by acceleration or otherwise), or

    (d)    any acceleration of the maturity of a SOFR Loan or such Swingline Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive absent manifest error.
    Section 4.6.    Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to SOFR Loans shall be made as if each Lender had actually funded and maintained each SOFR Loan through the purchase of deposits having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to the Adjusted Term SOFR for such Interest Period.
    Section 4.7.    Lending Offices; Mitigation Obligations. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. If any Lender requests compensation under Section 4.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or 4.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
    Section 4.8    Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for the purposes of this Section 4.8):
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If a Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.8. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.8.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.”
Section 5.    Place and Application of Payments.
    Section 5.1.    Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate in writing to the Borrower), for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. With respect to any payment that the Administrative Agent makes to any Lender or other Creditor as to which the Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made the corresponding payment to the Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from the Borrower either individually or in the aggregate (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Creditors severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Creditor, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
    Section 5.2.    Non-Business Days. Subject to the definition of Interest Period, if any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
    Section 5.3.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day.
    Section 5.4.    Account Debit. After the Initial Closing Date, the Borrower may, in its sole discretion, and subject to its ability to revoke any such authorization at any time thereafter, authorize the Administrative Agent, to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.
Section 6.    Representations and Warranties.
Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:
    Section 6.1.    Organization and Qualification. Each Loan Party is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.
    Section 6.2.    Loan Parties. Schedule 6.2 hereto identifies, as of the ~~First~~Second Amendment Effective Date, each Loan Party, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by any Loan Party and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Loan Party are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests owned by the relevant Loan Party are owned, beneficially and of record, by such Loan Party free and clear of all Liens other than Permitted Liens. Except for any common units of limited partnership interests in the Borrower which may be exchanged for shares in Postal Realty REIT, there are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.
    Section 6.3.    Authority and Validity of Obligations. Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of the Borrower), to guarantee the Guaranteed Obligations (in the case of each Guarantor), and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Loan Parties have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party of any of the matters and things herein or therein provided for, (a) violate or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party, (b) constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any of their respective Property, in each case where such default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Loan Party.
    Section 6.4.    Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Term Loan Facilities, Incremental Facilities (if any) and Revolving Facility to fund acquisitions, to fund debt repayment, to fund Capital Expenditures, to repay any Facilities hereunder, for its general corporate and working capital purposes and to fund certain fees and expenses associated with closing of the Loans. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Loan Parties which are subject to any limitation on sale, pledge or other restriction hereunder. The Borrower shall not use the proceeds of any Swingline Loan to repay any previously-advanced Swingline Loans.
    Section 6.5.    Financial Reports. The consolidated balance sheet of Postal Realty REIT and its Subsidiaries as at December 31, 2021 and the related consolidated statements of income, retained earnings and cash flows of Postal Realty REIT and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of BDO USA, LLP, independent public accountants, fairly present, in all material respects, the consolidated financial condition of Postal Realty REIT and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither Postal Realty REIT nor any Loan Party has contingent liabilities which are material to it and are required to be set forth in its financial statements or notes thereto in accordance with GAAP other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished from time to time pursuant to Section 8.5.

    Section 6.6.    No Material Adverse Change. Since December 31, 2021, no event has occurred that has caused a Material Adverse Effect.
    Section 6.7.    Full Disclosure. The written statements and written information (excluding projections, forward-looking statements and information of a general economic or industry nature) furnished by the Borrower or any Guarantor to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents, taken as a whole, and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Loan Parties only represent that the same were prepared in good faith on the basis of information and estimates the Loan Parties believed to be reasonable. The information included in the Beneficial Ownership Certification, as updated in accordance with Section 8.5(h), is true and correct in all respects.
    Section 6.8.    Trademarks, Franchises, and Licenses. To the extent applicable, the Loan Parties own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information required for the conduct of their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person except, in each case, where the failure to do so would not have a Material Adverse Effect.
    Section 6.9.    Governmental Authority and Licensing. The Loan Parties have received all licenses, permits, and approvals of all federal, state, and local Governmental Authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in writing, that could reasonably be expected to result in revocation or denial of any license, permit or approval which revocation or denial could reasonably be expected to have a Material Adverse Effect.
    Section 6.10.    Good Title. The Loan Parties have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Loan Parties furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than Permitted Liens.
    Section 6.11.    Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened in writing, against any Loan Party or any of their respective Property which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
    Section 6.12.    Taxes. All federal and material state, local, and foreign Tax returns required to be filed by any Loan Party in any jurisdiction have, in fact, been filed, and all Taxes upon any Loan Party or upon any of their respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except (a) such Taxes, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided or (b) to the extent that the failure to file such returns or pay such Taxes could not reasonably be expected to have a Material Adverse Effect. Adequate provisions in accordance with GAAP for Taxes on the books of each Loan Party have been made for all open years, and for its current fiscal period.

    Section 6.13.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is necessary to the valid execution, delivery or performance by any Loan Party of any Loan Document, except (a) for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect and (b) where the failure to obtain such authorizations, consents, licenses, exemptions or approvals, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 6.14.    Affiliate Transactions. No Loan Party is a party to any contracts or agreements with any of its Affiliates except in compliance with Section 8.16.
    Section 6.15.    Investment Company. No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
    Section 6.16.    ERISA. Each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Loan Party has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.
    Section 6.17.    Compliance with Laws. (a) The Loan Parties are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
    (b)    Except for such matters which, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, the Loan Parties represent and warrant that: (i) the Loan Parties, and each of their Real Properties, comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties have not, and no Loan Party has knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any Real Property in any material quantity and, to the knowledge of each Loan Party, no Real Property is adversely affected by any such Release, threatened Release or disposal of a Hazardous Material in any material quantity, originating or emanating from any other property; (iii) the Loan Parties are not subject to and have no notice or knowledge of any Environmental Claim involving any Loan Party or any Real Property, and there are no conditions or occurrences at any Real Property which could reasonably be anticipated to form the basis for such an Environmental Claim; (iv) to the knowledge of the Loan Parties, no Real Property contains and have contained any: (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facilities as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priority List or similar state list; (v) the Loan Parties have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any Real Property; (vi) no Real Property is subject to any, and no Loan Party has knowledge of any imminent restriction on the ownership, occupancy, use or transferability of any Real Property in connection with any Environmental Law or Release, threatened Release or disposal of a Hazardous Material; and (vii) there are no conditions or circumstances at any Real Property which pose an unreasonable risk to the environment or the health or safety of Persons. The Loan Parties have delivered to Administrative Agent and the Lenders complete and accurate copies of all material environmental reports, studies, assessments and investigation results in the Loan

Parties’ possession or control and that relate to any Loan Party’s operations or to any of the Borrowing Base Properties.
    (c)    Each Loan Party is in material compliance with all Anti-Corruption Laws. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and their respective directors, officers, employees and agents with Anti-Corruption Laws. No Loan Party has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or to any other Person, in violation of any Anti-Corruption Laws.
    Section 6.18.    OFAC. (a) Each Loan Party is in compliance in all material respects with the requirements of all OFAC Sanctions Programs applicable to it, (b) [reserved], (c) each Loan Party has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information requested by them regarding such Loan Party and its Affiliates necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) no Loan Party nor, to the knowledge of any Loan Party, any officer, director or Affiliate of any Loan Party, is a Person, that is, or is owned or controlled by Persons that are, (i) the target of any OFAC Sanctions Programs or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any OFAC Sanctions Programs.
    Section 6.19.    Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Loan Party, threatened. There are no collective bargaining agreements in effect between any Loan Party and any labor union; and no Loan Party is under any obligation to assume any collective bargaining agreement to or conduct any negotiations with any labor union with respect to any future agreements. Each Loan Party has remitted on a timely basis all amounts required to have been withheld and remitted (including withholdings from employee wages and salaries relating to income tax, employment insurance, and pension plan contributions), goods and services tax and all other amounts which if not paid when due could result in the creation of a Lien against any of its Property, except for Liens permitted by Section 8.8.
    Section 6.20.    Other Agreements. No Loan Party is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.
    Section 6.21.    Solvency. The Borrower is, and the Loan Parties taken as a whole are, solvent, able to pay their debts as they become due, and to such Loan Party’s knowledge, has sufficient capital to carry on its business and all businesses in which they are about to engage.
    Section 6.22.    No Default. No Default has occurred and is continuing.
    Section 6.23.    No Broker Fees. Except for the fees agreed to between the Administrative Agent and the Borrower in the Agent Fee Letter and in any other fee letter entered into between the Borrower and the Administrative Agent or any Lender in connection with this Agreement, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Loan Parties hereby agree to indemnify the Administrative Agent, the L/C Issuer, and the Lenders against, and agree that they will hold the Administrative Agent, the L/C Issuer, and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.
    Section 6.24.    Condition of Property; Casualties; Condemnation. Except to the extent that the same would not reasonably be expected to result in a Material Adverse Effect, each Real Property, (a) is in good repair, working order and condition, normal wear and tear and casualty excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance, (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted and (e) does not have a building located in a flood plain or flood hazard area, or if located in a flood plain or flood hazard area, such building is covered by full replacement cost flood insurance and in an amount and otherwise in compliance with the requirements of all applicable flood insurance laws and regulations (it being understood that parking lots and unimproved portions of the Real Property may be in a flood plain). For the avoidance of doubt, in no event shall the representations contained in the foregoing clause (a) through (d) be deemed to be applicable to any Property owned by a Tenant. No condemnation or other like proceedings that has had, or would reasonably be expected to result in, a Material Adverse Effect, is pending, served or, to the knowledge of the Borrower, threatened against any Real Property.
    Section 6.25.    Legal Requirements and Zoning. Except as disclosed in the zoning reports furnished to Administrative Agent, to the Borrower’s knowledge and except where the failure of any of the following to be true and correct would not have a Material Adverse Effect, the use and operation of each Real Property constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any material agreement in respect of any such Real Property (or any portion thereof).
    Section 6.26.    REIT Status. Postal Realty REIT (a) has elected to be treated as a REIT and will continue to operate in a manner so as to qualify as a REIT, and (b) has not revoked its election to be a REIT.
Section 7.    Conditions Precedent.
    Section 7.1.    All Credit Events. At the time of each Credit Event hereunder:
    (a)    each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they were true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;
    (b)    no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;
    (c)    in the case of a Borrowing of Swingline Loans or Revolving Loans or issuance of a Letter of Credit, after giving effect to such extension of credit the aggregate principal amount of all Swingline Loans, Revolving Loans and L/C Obligations outstanding under this Agreement shall not exceed the lesser of (i) the Revolving Credit

Commitments of all Lenders in effect at such time and (ii) the Availability as then determined and computed; and
    (d)    in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 2.6, in the case of the issuance of any Letter of Credit, the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 3.1, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 3.1.
Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Facility, in the sole discretion of the Lenders with Revolving Credit Commitments, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or other condition set forth above that may then exist. No waiver of any condition to funding a Credit Event under the Revolving Facility after the Initial Closing Date and no waiver of a Default or Event of Default shall be effective for the purposes of Section 7.1(b) with respect to any such Credit Event, unless such waiver shall have been approved by the Required Revolving Lenders.
    Section 7.2.    Initial Credit Event. Before or concurrently with the initial Credit Event:
    (a)    the Administrative Agent shall have received this Agreement and the other Loan Documents duly executed by the Borrower and each Guarantor party hereto, the L/C Issuer, and the Lenders.
    (b)    if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the Initial Closing Date and otherwise in compliance with the provisions of Section 2.10;
    (c)    the Administrative Agent shall have received copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
    (d)    the Administrative Agent shall have received copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
    (e)    the Administrative Agent shall have received copies of the certificates of good standing for each Loan Party (dated no earlier than 30 days prior to the Initial Closing Date) from the office of the secretary of the state (or similar office) of its incorporation or organization and of each state in which an Initial Borrowing Base Property is located where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

    (f)    the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;
    (g)    the Administrative Agent shall have received a certificate as to the Borrower’s Designated Disbursement Account;
    (h)    the Administrative Agent shall have received the initial fees called for by Section 3.1;
    (i)    since December 31, 2020, no material adverse change in the business, condition (financial or otherwise), operations or properties of Postal Realty REIT and its Subsidiaries, taken as a whole, shall have occurred;
    (j)    if the Borrower qualified as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower;
    (k)    with respect to each Initial Borrowing Base Property, the Administrative Agent shall have received an owner’s title insurance policy or commitment with respect to such Borrowing Base Property in form and substance reasonably acceptable to the Administrative Agent from a title insurance company acceptable to the Administrative Agent and, to the extent necessary for the Administrative Agent or any Lender to comply with its internal policies generally applicable to loans of this nature or with applicable Legal Requirements, any other agreement, instrument, document or certificate reasonably requested by the Administrative Agent with respect to such Borrowing Base Property;
    (l)    the Administrative Agent shall have received financing statement, tax, and judgment lien search results against Borrower and Postal Realty REIT and financing statement lien search results against each Material Subsidiary, evidencing, in each case, the absence of Liens thereon except Permitted Liens;
    (m)    to the extent applicable, the Administrative Agent shall have received pay-off and lien release letters from secured creditors of the Loan Parties (other than secured parties intended to remain outstanding after the Initial Closing Date with Indebtedness and Permitted Liens) setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of any Loan Party or its Subsidiaries) and containing an undertaking to cause to be delivered to the Administrative Agent UCC termination statements and any other lien release instruments necessary to release their Liens on the assets of any Loan Party, which pay-off and lien release letters shall be in form and substance reasonably acceptable to the Administrative Agent;
    (n)    the Administrative Agent shall have received the written opinion of counsel to each Loan Party, in form and substance satisfactory to the Administrative Agent;
    (o)    each of the Lenders shall have received, sufficiently in advance of the Initial Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the United States Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for each Loan Party;

    (p)    the Administrative Agent shall have received an Initial Closing Date Borrowing Base Certificate;
    (q)    the Administrative Agent shall have received an Initial Closing Date Compliance Certificate;
    (r)    the Administrative Agent shall have received evidence of the insurance policies required by Section 8.4 of this Agreement; and
    (s)    the Administrative Agent shall have received such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request.
    Section 7.3.    Eligible Property Additions and Deletions of Borrowing Base Properties.
    (a)    As of the ~~First~~Second Amendment Effective Date, the Borrower represents and warrants to the Lenders and the Administrative Agent that the Initial Borrowing Base Properties qualify as Eligible Properties and that the information provided on Schedule 1.1 is true and correct.
(b)    The Borrower may, from time to time, request that a Real Property be added (subject to the requirements for a Real Property qualifying as an Eligible Property pursuant to the definition thereof) as a Borrowing Base Property, and such Real Property shall be added as a Borrowing Base Property upon Administrative Agent’s satisfaction that the conditions set forth on Schedule 7.3(b) hereto have been met (collectively, the “Eligibility Conditions”).
(c)        In the event that any Borrowing Base Property shall at any time cease to constitute an Eligible Property, (i) the Borrower shall, as soon as reasonably possible after obtaining knowledge thereof, notify the Administrative Agent in writing of the same and (ii) subject to Section 8.23 hereof, such Real Property shall automatically cease to constitute a Borrowing Base Property from the date of such written notice until such time as the same again qualifies as an Eligible Property and is added by the Borrower as a Borrowing Base Property in accordance with the preceding paragraph. Similarly, in the event that, at any time, the Borrowing Base Requirements shall not be satisfied with respect to any Real Property, (A) the Borrower shall, as soon as reasonably possible after obtaining knowledge thereof, notify the Administrative Agent in writing of the same, which written notice shall include a designation by the Borrower of any Real Property or Real Properties to be deleted as Borrowing Base Properties in order to restore compliance with the Borrowing Base Requirements, and (B) subject to Section 8.23 hereof, each such Real Property shall automatically cease to constitute a Borrowing Base Property from the date of such written notice until such time as the same is added by the Borrower as a Borrowing Base Property in accordance with the preceding paragraph (provided that the addition of the same at such time does not result in a violation of the Borrowing Base Requirements).
(d    )    Upon not less than three (3) Business Days prior written notice from Borrower to the Administrative Agent, the Borrower may, from time to time, designate that a Real Property be deleted as a Borrowing Base Property. Such notice shall be accompanied by a Borrowing Base Certificate setting forth the components of the Availability Amount as of the deletion of the designated Real Property as a Borrowing Base Property, and the Borrower’s certification in such detail as reasonably required by the Administrative Agent that no Default or Event of Default is then continuing (including after taking into account the deletion of such Borrowing Base Property) and that such deletion shall not cause the other Borrowing Base Properties to violate the Borrowing Base Requirements. Upon the deletion of a Real Property as a Borrowing Base Property (whether automatically or as a result of an election by the Borrower, as described above), the Guarantor which owned such Real Property, but that does not otherwise own any other Borrowing Base Property, shall, upon the Borrower’s written request, be released from its obligations under this Agreement or, if applicable, its separate Guaranty Agreement and any other Loan Documents pursuant to lien releases and other documentation reasonably acceptable to the Borrower and the Administrative Agent.
Section 8.    Covenants.
Each Loan Party agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.3:
    Section 8.1.    Maintenance of Business. Each Loan Party shall preserve and maintain its existence, except as otherwise provided in Section 8.10(c); provided, however, that nothing in this Section shall prevent the Borrower from dissolving any of its Subsidiaries if such action is, in the reasonable business judgment of the Borrower, desirable in the conduct of its business and is not disadvantages in any material respect to the Lenders. Each Loan Party shall preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect. Each Material Subsidiary is and shall at all times be a Special Purpose Entity. No Loan Party shall directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in any Material Subsidiary not being a Special Purpose Entity.
    Section 8.2.    Maintenance of Properties. Each Loan Party shall keep its Property useful and necessary in its business in good working order and condition (ordinary wear and tear and casualty excepted), except to the extent that the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 8.3.    Taxes and Assessments. Each Loan Party shall duly pay and discharge all federal and material state, local, and foreign Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that (a) the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves established in accordance with GAAP are provided therefor or (b) where the failure to pay such Taxes could not reasonably be expected to have a Material Adverse Effect.
    Section 8.4.    Insurance. The Loan Parties shall insure and keep insured, with financially sound and reputable insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Loan Parties shall insure such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks)

with financially sound and reputable insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses.
(b)    The Borrower shall deliver to the Administrative Agent, promptly following request by the Administrative Agent, copies of all insurance policies of the Loan Parties.
    Section 8.5.    Financial Reports. The Loan Parties shall maintain proper books of records and accounts reasonably necessary to prepare financial statements required to be delivered pursuant to this Section 8.5 in accordance with GAAP and shall furnish to the Administrative Agent (for delivery to each Lender):
    (a)    as soon as available, and in any event no later than sixty (60) days after the last day of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of Postal Realty REIT and its Subsidiaries as at the last day of such Fiscal Quarter, and consolidated statements of income, changes in equity and of cash flows of Postal Realty REIT and its Subsidiaries for such Fiscal Quarter, prepared in accordance with GAAP (except for the omission of notes and subject to year-end adjustments);
    (b)    as soon as available, and in any event no later than ninety (90) days after the end of each Fiscal Year, consolidated balance sheet of Postal Realty REIT and its Subsidiaries as at the last day of such Fiscal Year, and consolidated statements of income, changes in equity and of cash flows of Postal Realty REIT and its Subsidiaries for such Fiscal Year, each prepared in accordance with GAAP, in reasonable detail, and audited by BDO USA LLP or other independent certified public accountant of national standing or otherwise reasonably satisfactory to the Administrative Agent, together with any management letters of BDO USA LLP or such other independent certified public account addressed to any of Postal Realty REIT and its Subsidiaries;
    (c)    within ninety (90) days after the end of each Fiscal Year of Postal Realty REIT, an annual consolidated operating budget for the subsequent Fiscal Year with respect to all Real Properties and presented on a monthly basis;
    (d)    with each of the financial statements delivered pursuant to subsections (a) and (b) above, (i) a compliance certificate (“Compliance Certificate”) in the form attached hereto as Exhibit F signed by a Financial Officer of the Borrower to the effect that to the knowledge of such Financial Officer no Default has occurred during the period covered by such statements and is then continuing or, if any such Default has occurred and is then continuing, setting forth a description of such Default and specifying the action, if any, taken by the relevant Loan Party to remedy the same; provided, that each Compliance Certificate shall also set forth the calculations supporting such statements in respect of Section 8.9(i) (Investments), Section 8.12(a) (Restricted Payments) and Section 8.22 (Financial Covenants) and (ii) a Borrowing Base Certificate signed by a Financial Officer of the Borrower.
    (e)    promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Borrower’s or any other Loan Party’s operations and financial affairs given to it by its independent public accountants;
    (f)    promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by Postal Realty REIT and any of its

Subsidiaries to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10 K, Form 10 Q and Form 8 K reports) filed by any Postal Realty REIT and any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission or any successor agency;
    (g)    notice of any Change of Control;
    (h)    promptly after knowledge thereof shall have come to the attention of any Responsible Officer of any Loan Party, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against Borrower or any other Loan Party or any of their Property which, could reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any other event or circumstance which has caused a Material Adverse Effect, or (iii) the occurrence of any Default; and
    (i)    promptly, from time to time, such other material information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
Any financial statement required to be delivered pursuant to this Section 8.5 shall be deemed to have been delivered on the date on which the Borrower posts such financial statement on its website on the Internet at www.postalrealtytrust.com (or a successor website) or when such financial statement is posted on the SEC’s website on the Internet at www.sec.gov and, in each case, such financial statement is readily accessible to the Administrative Agent on such date.
    Section 8.6.    Inspection. The Borrower shall, and shall cause Postal Realty REIT and each Material Subsidiary to, permit the Administrative Agent and, during the existence of an Event of the Default, the Lenders, and their duly authorized representatives and agents during normal business hours and subject to the provisions of any applicable Leases to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records (which shall be subject to the confidentiality requirements of Section 13.20 hereof), and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees (in the presence of a Responsible Officer) and independent public accountants (and by this provision Postal Realty REIT hereby authorizes such accountants with Postal Realty REIT present to discuss with the Administrative Agent and, during the existence of an Event of Default, the Lenders, the finances and affairs of Postal Realty REIT and its Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender or L/C Issuer may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Postal Realty REIT and no more often than once in any period of twelve (12) consecutive months. Notwithstanding anything to the contrary in this Section 8.6, neither the Borrower, Postal Realty REIT or any Material Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or law or (ii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event that such entity does not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.

    Section 8.7.    Borrowings and Guaranties. No Loan Party shall issue, incur, assume, create or have outstanding any Indebtedness, or incur liabilities under any Hedging Agreement, or be or become liable as endorser, guarantor, surety or otherwise for any Indebtedness or undertaking of any Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any Person; provided, however, that the foregoing shall not restrict nor operate to prevent:
    (a)    Indebtedness created under the Loan Documents or the Guaranteed Obligations owing to the Administrative Agent and the Lenders (and their Affiliates);
    (b)    purchase money indebtedness and Capitalized Lease Obligations in an amount not to exceed $5,000,000 in the aggregate for all Loan Parties at any one time outstanding;
    (c)    obligations arising out of interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;
    (d)    endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;
    (e)    intercompany advances from time to time owing between the Loan Parties and each of their respective Affiliates in the ordinary course of business to finance their working capital needs;
    (f)    existing Indebtedness set forth on Schedule 8.7 hereto, and refinancings and replacements thereof;
    (g)    Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;
    (h)    Indebtedness representing deferred compensation to directors, officers, employees of any Loan Party or any Subsidiary incurred in the ordinary course of business;
    (i)    Indebtedness to finance insurance premiums in the ordinary course of business;
    (j)    guarantees by the Borrower of indebtedness of any Subsidiary, by Postal Realty REIT of any indebtedness of the Borrower or any Subsidiary, and by any Subsidiary of indebtedness of the Borrower or any other Subsidiary;
    (k)    trade payables and accrued expenses incurred in the ordinary course of business that are not outstanding for more than ninety (90) days from the date such amounts are due and payable, provided, such ninety (90) day limitation shall not apply for any such payable or expense that is less than $100,000, individually, or otherwise being contested in good faith;

    (l)    contractual indemnity obligations entered into in the ordinary course of business; and
    (m)    additional Indebtedness of the Loan Parties so long as Borrower is in compliance with all covenants set forth in Section 8.22 hereof.
    Section 8.8.    Liens. No Loan Party shall create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent Permitted Liens. Postal Realty REIT shall not, nor shall it permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on Equity Interests of Borrower or any Material Subsidiary.
    Section 8.9.    Investments, Acquisitions, Loans and Advances. No Loan Party shall directly or indirectly, make, retain or have outstanding any Investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:
    (a)    Investments in Real Properties (including fee interests and leases), Real Estate Assets, Equity Interests of owners of Real Properties and Real Estate Assets, and operating deposit accounts with banks in connection therewith; provided, that Investments with respect to unimproved land and construction in progress shall not be permitted under this clause (a);
    (b)    with respect to the Borrower and/or Postal Realty REIT only, marketable securities available for sale;
    (c)    Investments in cash and Cash Equivalents;
    (d)    Investments in another Loan Party, in an amount not to exceed $5,000,000 in the aggregate for all Loan Parties;
    (e)    Permitted Acquisitions;
    (f)    Investments in the form of Guaranties permitted hereunder;
    (g)    Investments in the form of promissory notes held by, and owing to, a Loan Party on account of deferred purchase price obligations owing to such Loan Party on account of a Disposition of Real Property permitted hereunder;
    (h)    Investments consisting of loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests in Postal Realty REIT; and
    (i)    Investments in (1) unimproved land, (2) development properties, (3) Unconsolidated Affiliates, (4) mortgages and mezzanine loans, (5) REIT and similar investments, and (6) other additional Investments permitted for a REIT (including taxable REIT subsidiaries); provided that the aggregate of all Investments described in (1)

through (6) in an aggregate amount outstanding at any time not to exceed (i) fifteen percent (15%) multiplied by (ii) Total Asset Value; provided that no Investments held pursuant to this clause shall be included in the calculation of Total Asset Value.
    Section 8.10.    Mergers, Consolidations and Sales. No Loan Party shall be a party to any merger or consolidation or amalgamation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:
    (a)    the sale or lease of inventory in the ordinary course of business;
    (b)    the sale, transfer, lease or other disposition of Property of any Loan Party to another Loan Party;
    (c)    the merger of any Loan Party (other than Postal Realty REIT) with and into the Borrower or any other Loan Party; provided that, in the case of any merger involving the Borrower, the Borrower is the surviving Person;
    (d)    the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the relevant Loan Party, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and
    (e)    Leases of all or any portion of any Real Property to Tenants;
    (f)    any sale, transfer, lease or other Disposition of a Borrowing Base Property (including any Disposition of such Property as part of a sale and leaseback transaction) so long as such Borrowing Base Property is deleted from the Borrowing Base pursuant to Section 7.3;
    (g)    (i) each Guarantor (other than Postal Realty REIT) from issuing or selling its Equity Interests to the extent permitted by this Agreement; and (ii) the Borrower and Postal Realty REIT may each issue or sell its respective Equity Interests so long as, after consummating such transaction, Postal Realty REIT shall remain in compliance with the definition of Change of Control;
    (h)    transactions expressly permitted under Section 8.9 or Section 8.12; and
    (i)    Permitted Dispositions.
    Section 8.11.    Intentionally Omitted.
    Section 8.12.    Restricted Payments. Postal Realty REIT shall not, nor shall it permit any of its Subsidiaries to, declare or make any Restricted Payment; provided that:
    (a)    Postal Realty REIT may declare ~~or~~and make ~~distributions~~Restricted Payments to its equity holders, and the Borrower may declare and make Restricted Payments to its limited partners, in an aggregate amount not to exceed the greater of (x) ninety-five percent (95%) of FFO, and (y) the amount necessary for Postal Realty REIT to be able to make distributions required to maintain its status as a REIT and to avoid the imposition of any federal or state income tax, and to avoid the imposition of the excise tax described by Section 4981 of the Code, in each case on Postal Realty REIT; provided that, in either case, (A) during the continuance of an Event of Default, Restricted Payments made pursuant to this clause (a) shall not exceed the amounts described in clause (y), ~~and~~ (B) following a payment Default or Bankruptcy Event with respect to the Postal Realty REIT or its Subsidiaries or the acceleration of the Obligations, Postal Realty REIT shall not make any cash distributions, and (C) the aggregate amount of Restricted Payments made pursuant to this clause (a) by Postal Realty REIT or the Borrower to directly or indirectly purchase, redeem or otherwise acquire or retire its Equity Interests from and after the Second Amendment Effective Date shall not exceed $50,000,000;
    (b)    the Borrower may make Restricted Payments ratably to the holders of its Equity Interests to permit Postal Realty REIT to make the Restricted Payments permitted under clause (a) above;
    (c)    each Subsidiary may make Restricted Payments ratably to the holders of its Equity Interests;
    (d)    Postal Realty REIT, the Borrower or any Guarantor may declare and make dividend payments or other distributions payable solely in the common equity interests or other equity interests of such entity including (i) “cashless exercises” of options granted under any share option plan adopted by such entity, (ii) distributions of rights or equity securities under any rights plan adopted by such entity and (iii) distributions (or effect stock splits or reverse stock splits) with respect to its equity interests payable solely in additional shares of its equity interests;
    (e)    Postal Realty REIT, the Borrower and each Guarantor may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of Postal Realty REIT, the Borrower or any Subsidiary;
    (f)    so long as no Change of Control results therefrom, Postal Realty REIT, the Borrower and each Subsidiary may make Restricted Payments in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, performance based incentive plans, and other similar forms of compensation;
    (g)    so long as no Change of Control results therefrom, the Borrower and each Subsidiary that is a Guarantor may make dividends or distributions to allow Postal Realty REIT to make payments in connection with share purchase programs, to the extent not otherwise prohibited by the terms of this Agreement; and
    (h)    any Loan Party may pay any dividend or distribution permitted under this Section 8.12 within sixty (60) days after the date of declaration thereof, if at the date of declaration such payment was then permitted under this Section 8.12.
    Section 8.13.    ERISA. Each Loan Party shall promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. Each Loan Party shall promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party of any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party with respect to any post-retirement Welfare Plan benefit.
    Section 8.14.    Compliance with Laws. (a) Each Loan Party shall comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
    (b)    Without limiting Section 8.14(a) above, each Loan Party shall at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Real Properties in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Real Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for the operation of their business and each of the Real Properties; (iv) cure any material violation by it or at any of the Real Properties of applicable Environmental Laws; (v) not allow the presence or operation at any of the Real Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any tenant or subtenant to do any of the foregoing) at any of the Real Properties except in the ordinary course of its business, in de minimis amounts, and in material compliance with all applicable Environmental Laws; (vii) within ten (10) Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon any Financial Officer of the Borrower obtaining knowledge of any of the following in connection with any Loan Party or any of the Real Properties: (1) any material Environmental Liability; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability of any Real Properties arising from or in connection with any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other corrective or response action necessary to remove, remediate, clean up, correct or abate any material Release, threatened Release or violation of any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Real Properties imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Loan Party’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Real Properties which any Loan Party possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.
    Section 8.15.    Compliance with OFAC Sanctions Programs and Anti-Corruption Laws. (a) Each Loan Party shall at all times comply in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Loan Party.

    (b)    Each Loan Party shall provide the Administrative Agent and the Lenders any information regarding the Loan Parties and their Affiliates necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to such Loan Party’s ability to provide information applicable to them.
    (c)    If any Loan Party obtains actual knowledge or receives any written notice that any Loan Party, any Subsidiary of any Loan Party, or any officer, director or Affiliate of any Loan Party or that any Person that controls any such Person is the target of any OFAC Sanctions Programs or is located, organized or resident in a country or territory that is, or whose government is, the subject of any OFAC Sanctions Programs (such occurrence, an “OFAC Event”), such Loan Party shall promptly (i) give written notice to the Administrative Agent and the Lenders of such OFAC Event, and (ii) comply in all material respects with all applicable laws with respect to such OFAC Event (regardless of whether the target Person is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and each Loan Party hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).
    (d)    No Loan Party will, directly or, to any Loan Party’s knowledge, indirectly, use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds to any other Person, (i) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any OFAC Sanctions Programs, or (ii) in any other manner that would result in a violation of OFAC Sanctions Programs or Anti-Corruption Laws by any Person (including any Person participating in the Facilities, whether as underwriter, lender, advisor, investor, or otherwise).
    (e)    No Loan Party will, nor will it permit any Subsidiary to, violate any Anti-Corruption Law in any material respect.
    (f)    Each Loan Party will maintain in effect policies and procedures designed to ensure compliance in all material respects by the Loan Parties, their Subsidiaries, and their respective directors, officers, employees, and agents with applicable Anti-Corruption Laws.
    (g)    The Borrower shall promptly notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of Borrower’s beneficial owners identified therein.
    Section 8.16.    Burdensome Contracts With Affiliates. Except as set forth on Schedule 8.16 hereto, no Loan Party shall enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are materially less favorable to such Loan Party than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided that the foregoing restriction shall not apply to transactions between or among the Loan Parties or transactions involving less than $500,000 in any calendar year.
    Section 8.17.    No Changes in Fiscal Year. The Fiscal Year of the Borrower and its Subsidiaries ends on December 31 of each year; and the Borrower shall not, nor shall it permit any Subsidiary to, change its Fiscal Year from its present basis.

    Section 8.18.    Formation of Subsidiaries. Promptly upon the formation or acquisition of any Material Subsidiary, the Borrower shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 12.2 hereof.
    Section 8.19.    Change in the Nature of Business. No Loan Party shall engage in any business or activity if as a result the general nature of the business of such Loan Party would be changed in any material respect from the general nature of the business engaged in by it as of the Initial Closing Date; provided that nothing herein shall be deemed to prohibit or restrict any Loan Party from engaging in any business which is reasonably related to the core business engaged in by it on the Initial Closing Date.
    Section 8.20.    Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4.
    Section 8.21.    No Restrictions. Except as provided herein, no Loan Party shall directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by such Loan Party or any other Subsidiary, (b) pay any indebtedness owed to any Loan Party or any other Subsidiary, (c) make loans or advances to any Loan Party or any Subsidiary, (d) transfer any of its Property to any Loan Party or any other Subsidiary, or (e) guarantee the Guaranteed Obligations and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by the Loan Documents, (ii) restrictions and conditions applicable solely to a Property that is not a Borrowing Base Property or Equity Interests in a Subsidiary that is not a Loan Party which are contained in documents evidencing mortgage indebtedness relating to such Property that is not a Borrowing Base Property that is permitted hereunder, (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) customary provisions in leases and other contracts restricting the assignment thereof and (v) provisions conditioning a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios so long as such provision does not generally prohibit the encumbrance of such Person’s assets or the encumbrance of specific assets.
    Section 8.22.    Financial Covenants.
    (a)    Minimum Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter of Postal Realty REIT, the Fixed Charge Coverage Ratio shall not be less than 1.50 to 1.00.
    (b)    Maximum Total Leverage Ratio. As of the last day of each Fiscal Quarter of Postal Realty REIT, the Total Leverage Ratio shall not be (i) during any Leverage Surge Period, greater than 0.65 to 1.00 and (ii) at all other times, greater than 0.60 to 1.00.
    (c)    Maintenance of Net Worth. As of the last day of each Fiscal Quarter of Postal Realty REIT, the Tangible Net Worth shall be not less than the sum of (i) $175,847,920, plus (ii) 75% of the aggregate net proceeds received by Postal Realty REIT or any of its Material Subsidiaries after the Initial Closing Date in connection with any offering of Stock or Stock Equivalents of Postal Realty REIT, the Borrower or the Material Subsidiaries.

    (d)    Maximum Secured Leverage Ratio. As of the last day of each Fiscal Quarter of Postal Realty REIT, the Secured Leverage Ratio shall not be (i) during any Leverage Surge Period, greater than 0.45 to 1.00 and (ii) at all other times, greater than 0.40 to 1.00.
    (e)    Maximum Unsecured Leverage Ratio. As of the last day of each Fiscal Quarter of Postal Realty REIT, the Unsecured Leverage Ratio shall not (i) during any Leverage Surge Period, be greater than 0.65 to 1.00 and (ii) at all other times, be greater than 0.60 to 1.00.
    (f)    Minimum Unsecured Debt Service Coverage Ratio. As of the last day of each Fiscal Quarter of Postal Realty REIT, the Unsecured Debt Service Coverage Ratio shall not be less than 1.75 to 1.0.
    (g)    Maximum Secured Recourse Leverage Ratio. As of the last day of each Fiscal Quarter of Postal Realty REIT, the Secured Recourse Leverage Ratio shall not be greater than 0.15 to 1.00.
    Section 8.23.    Borrowing Base Requirements. The Borrower shall cause all Eligible Properties included in Borrowing Base to at all times comply with the Borrowing Base Requirements (other than with respect to Eligible Properties that may exceed concentration limits but may still be included in the Borrowing Base Portfolio Value in compliance with the definition of Borrowing Base Requirements); provided that if the requirements of the definition of Borrowing Base Requirements are not met at any time (including with respect to Eligible Properties that may exceed concentration limits but still be included in the Borrowing Base Portfolio Value in compliance with the definition of Borrowing Base Requirements), then within five (5) Business Days of the date Borrower obtains knowledge of or receives written notice that (y) any Eligible Property excludes the concentration limits set forth in the definition of Borrowing Base Requirements, Borrower shall deliver an updated Borrowing Base Certificate in form and substance reasonably acceptable to the Administrative Agent evidencing the reduction of such Eligible Property’s Availability Amount from the Availability Amount to the extent necessary to cause such concentration limit excess to no longer exist or (x) any Borrowing Base Property ceased to constitute an Eligible Property (an “Ineligible Property”) either (i) the Borrower shall cure such failure, (ii) the Borrower shall deliver an updated Borrowing Base Certificate in form and substance reasonably acceptable to the Administrative Agent evidencing the reduction or removal of any Ineligible Property’s Availability Amount from the Availability Amount to the extent necessary to cause such failure to no longer exist or (iii) the Borrower shall (a) notify Administrative Agent of its intent to add another Eligible Property (a “Replacement Property”) to the Availability Amount to replace such Eligible Property and identify such Replacement Property to Administrative Agent and (b) within forty-five (45) days after the date of such notice, the Ineligible Property shall be removed from the Availability Amount and such Replacement Property shall be added to the Availability Amount, each in accordance with Section 7.3 hereof.
    Section 8.24.    REIT Status. Postal Realty REIT shall at all times comply with all requirements and applicable laws and regulations necessary to maintain its status as a REIT.
Section 9.    Events of Default and Remedies.
    Section 9.1.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
    (a)    default in the payment when due of all or any part of the principal of or interest on any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement, except for a default with respect to the payment of interest, fees or other amounts which is not remedied within five (5) days) or of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;
    (b)    (x) default in the observance or performance of any covenant set forth in Sections 8.1, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.15, 8.22, 8.23, or 8.24 or of any provision in any Loan Document requiring the maintenance of insurance thereon or (y) default in the observance or performance of any covenant set forth in Sections 8.5 which is not remedied within five (5) Business Days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to the Borrower by the Administrative Agent;
    (c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to the Borrower by the Administrative Agent;
    (d)    any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;
    (e)    (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or (iii) any Loan Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;
    (f)    default (with expiration of any grace and/or cure periods related thereto) shall occur under any (i) recourse Indebtedness in excess of $15,000,000, or (ii) non-recourse Indebtedness in excess of $20,000,000, in each case issued, assumed or guaranteed by Postal Realty REIT or its Subsidiaries, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);
    (g)    (i) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Subsidiary of a Loan Party, or against any of the Property, in an aggregate amount for any such Persons in excess of $15,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Loan Party or any Subsidiary of a Loan Party to enforce any such judgment, or (ii) any Loan Party or any Subsidiary of a Loan Party shall fail within forty-five (45) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
    (h)    any Loan Party or any Subsidiary of a Loan Party or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating for all such Persons in excess of $15,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $15,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any Loan Party or any Subsidiary of a Loan Party or any other member of its’s Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Loan Party or any Subsidiary of a Loan Party or any member of its’s Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
    (i)    any Change of Control shall occur;
    (j)    any Loan Party or any Subsidiary of a Loan Party shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k); or
    (k)    a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Subsidiary of a Loan Party, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against Postal Realty REIT or any Loan Party, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.
    Section 9.2.    Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Revolving Credit Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required

Lenders, demand that the Borrower immediately deliver to the Administrative Agent Cash Collateral in an amount equal to the Minimum Collateral Amount, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. In addition, the Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing. The Administrative Agent shall give notice to the Borrower under Section 9.1(c) promptly upon being requested to do so by any Lender. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
    Section 9.3.    Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 with respect to the Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately deliver to the Administrative Agent Cash Collateral in an amount equal to the Minimum Collateral Amount, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit. In addition, the Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing.
    Section 9.4.    Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under any of Sections 2.3(b), 2.8(b), Section 2.13, 2.14, 9.2 or 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.
    (b)    All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any Investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Guaranteed Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less; provided that the Administrative Agent is irrevocably authorized to sell Investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders. Subject to the terms of Sections 2.13 and 2.14, if the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 2.8(b), at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default exists. After all Letters of Credit have expired or been cancelled and the expiration or termination of all Revolving Credit Commitments, at the request of the Borrower, the Administrative Agent shall release any remaining amounts held in the Collateral Account following payment in full in cash of all Obligations.
    Section 9.5.    Post-Default Collections. Anything contained herein or in the other Loan Documents to the contrary notwithstanding (including, without limitation, Section 2.8(b)), all payments and collections received in respect of the Guaranteed Obligations and all payments made under or in respect of the Guaranty Agreements received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Revolving Credit Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:
    (a)    first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Loan Parties have agreed to pay the Administrative Agent under Section 13.4 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);
    (b)    second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
    (c)    third, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 (until the Administrative Agent is holding an amount of cash equal to 103% of then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
    (d)    fourth, to the payment of all other unpaid Guaranteed Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Loan Documents (including, without limitation, Bank Product Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
    (e)    finally, to the Borrower or whoever else may be lawfully entitled thereto.
Section 10.    The Administrative Agent.
    Section 10.1.    Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of Montreal to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
    Section 10.2.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
    Section 10.3.    Action by Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
    (i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
    (ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; provided, that the Lenders shall not be required to indemnify Administrative Agent for any costs or expenses incurred in order to preserve or protect its liens on any Collateral in excess of $1,000,000 (other than with respect to property taxes or insurance premiums) unless the Required Lenders shall have approved such expenditure; and

    (iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
    (b)    Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2, 9.3, 9.4, 9.5 and 13.3), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender, or the L/C Issuer.
    (c)    Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or L/C Issuer or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, or (iv) the satisfaction of any condition set forth in Section 7.1 or 7.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
    Section 10.4.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
    Section 10.5.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
    Section 10.6.    Resignation of Administrative Agent; Removal of Administrative Agent . (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. The Required Lenders may remove the Administrative Agent from its capacity as Administrative Agent in the event of the Administrative Agent’s willful misconduct or gross negligence. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or removal by the Required Lenders (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation or removal shall become effective in accordance with such notice on the Resignation Effective Date.
    (b)    With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. If on the Resignation Effective Date no successor has been appointed and accepted such appointment, the Administrative Agent’s rights shall be assigned without representation, recourse or warranty to the Lenders and L/C Issuer as their interests may appear. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 13.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
    Section 10.7.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Upon a Lender’s written request, the Administrative Agent agrees to forward to such Lender, when complete, copies of any field audit, examination, or appraisal report prepared by or for the Administrative Agent with respect to the Borrower or any Loan Party (herein, “Reports”). Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Borrower and the other Loan Parties and will rely significantly upon the books and records of Borrower and the other Loan Parties, as well as on representations of personnel of the Borrower and the other Loan Parties, and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
    Section 10.8.    L/C Issuer and Swingline Lender. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swingline Lender shall act on behalf of the Lenders with respect to the Swingline Loans made hereunder. The L/C Issuer and the Swingline Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swingline Lender in connection with Swingline Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 10, included the L/C Issuer and the Swingline Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer or Swingline Lender, as applicable. Any resignation by the Person then acting as Administrative Agent pursuant to Section 10.6 shall also constitute its resignation or the resignation of its Affiliate as L/C Issuer and Swingline Lender except as it may otherwise agree. If such Person then acting as L/C Issuer so resigns, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 2.3. If such Person then acting as Swingline Lender resigns, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.2(b). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer or Swingline Lender), and (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit and Swingline Loans, and (iii) upon the request of the resigning L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
    Section 10.9.    Hedging Liability and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 13.2, as the case may be, any Affiliate of such Lender with whom the Borrower or any other Loan Party has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Guaranty Agreements as more fully set forth in Section 9.5. In connection with any such distribution of payments and collections, or any request for the release of the Guaranty Agreements in connection with the termination of the Revolving Credit Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranty Agreements and Liens.
    Section 10.10.    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
    Section 10.11.    Reserved.
    Section 10.12.    Authorization to Release Guaranties. The Administrative Agent is hereby irrevocably authorized by each of the Lenders, the L/C Issuer, and their Affiliates to release any Subsidiary from its obligations as a Guarantor if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property or to release any Person form its obligations as a Guarantor under the Loan Documents.
    Section 10.13.    Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
    (a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents including, but not limited to, Sections 3.1, 4.4, 4.5, and 13.4) allowed in such judicial proceeding; and
    (b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.1 and 13.4. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
    Section 10.14.    Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or other Creditor, whether or not in respect of a Guaranteed Obligation due and owing by the Borrower or the Guarantor at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender, each and each other Creditor irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender or other Creditor that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender the termination of the Commitments and/or the repayment, satisfaction or discharge of all Guaranteed Obligations (or any portion thereof) under any Loan Document.
    Section 10.15.    Sustainability. It is understood and agreed that the Administrative Agent or the Sustainability Structuring Agent makes no assurances as to (a) whether this Agreement meets Postal Realty REIT, Borrower or Lender criteria or expectations with regard to environmental impact and sustainability performance, or (b) whether the characteristics of the relevant sustainability performance targets and/or key performance indicators included in this Agreement, including any environmental, social and sustainability criteria or any computation methodology with respect thereto, meet any industry standards for sustainability-linked credit facilities. It is further understood and agreed that the Administrative Agent or the Sustainability Structuring Agent shall have no responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by Postal Realty REIT or Borrower of (i) the relevant sustainability performance targets and/or key performance indicators or (ii) any adjustment to the Applicable Margin (or any of the data or computations that are part of or related to any such calculation) set forth in any notice regarding the satisfaction of the Annual Sustainability Target or Absolute Sustainability Target for any Fiscal Year (and the Administrative Agent may rely conclusively on any such notice, without further inquiry, when implementing any such pricing adjustment).
The Lenders agree to indemnify the Administrative Agent and Sustainability Structuring Agent (to the extent not reimbursed by the Borrower) in their respective Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or Sustainability Structuring Agent in any way relating to or arising out of the Sustainability Pricing Adjustment with respect to any of the Loan Documents or any other document contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or Sustainability Structuring Agent with respect to the Sustainability Pricing Adjustment under any of the Loan Documents or any document contemplated hereby or thereby, except that no Lender shall be liable to the Administrative Agent or Sustainability Structuring Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or Sustainability Structuring Agent.
Section 11.    The Guarantees.
    Section 11.1.    The Guarantees. To induce the Lenders and L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged each Guarantor party hereto (including any Subsidiary executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form reasonably acceptable to the Administrative Agent) and the Borrower (as to the Guaranteed Obligations of another Loan Party) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and the L/C Issuer and their Affiliates, the due and punctual payment of all present and future Guaranteed Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment of all other Guaranteed Obligations now or hereafter owed by the Borrower under the Loan Documents and the due and punctual payment of all Hedging Liability and Bank Product Obligations, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower or other obligor punctually to pay any Guaranteed Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.
    Section 11.2.    Guarantee Unconditional. The obligations of each Guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

    (a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Loan Party or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;
    (b)    any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;
    (c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Loan Party or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Loan Party or other obligor or of any other guarantor contained in any Loan Document;
    (d)    the existence of any claim, set-off, or other rights which any Loan Party or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, the L/C Issuer or any other Person, whether or not arising in connection herewith;
    (e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Loan Party or other obligor, any other guarantor, or any other Person or Property;
    (f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of any Loan Party or other obligor, regardless of what obligations of any Loan Party or other obligor remain unpaid;
    (g)    any invalidity or unenforceability relating to or against any Loan Party or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or
    (h)    any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 11.
    Section 11.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 11 shall remain in full force and effect until the Revolving Credit Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Loans and all other amounts payable by the Borrower and the other Loan Parties under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by any Loan Party or other obligor or any guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Loan Party or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
    Section 11.4.    Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Guaranteed Obligations shall have been paid in full subsequent to the termination of all the Revolving Credit Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Guaranteed Obligations and all other amounts payable by the Loan Parties hereunder and the other Loan Documents and (y) the termination of the Revolving Credit Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and L/C Issuer (and their Affiliates) or be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.
    Section 11.5.    Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or other Loan Party owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Guaranteed Obligations. During the existence of any Event of Default, subject to Section 11.4, any such indebtedness, obligation, or liability of the Borrower or other Loan Party owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Guaranteed Obligations and the proceeds thereof shall be paid over to the Administrative Agent for application to the Guaranteed Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 11.
    Section 11.6.    Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, the L/C Issuer, or any other Person against the Borrower or any other Loan Party or other obligor, another guarantor, or any other Person.
    Section 11.7.    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 11 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 11 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.
    Section 11.8.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other Loan Party or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such other Loan Party or obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent made at the request or otherwise with the consent of the Required Lenders.
    Section 11.9.    Benefit to Guarantors. The Loan Parties are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower and the other Loan Parties has a direct impact on the success of each other Loan Party. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder, and each Guarantor acknowledges that this guarantee is necessary or convenient to the conduct, promotion and attainment of its business.
    Section 11.10.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Section 11 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Section 11, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 11.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 12.    Guaranties.
    Section 12.1.    Guaranties. The payment and performance of the Obligations, Hedging Liability, and Bank Product Obligations shall at all times be guaranteed by Postal Realty REIT and each Wholly-owned Subsidiary, 1031 Property Holder and Controlled Affiliate of the Borrower that owns a Borrowing Base Property pursuant to Section 11 hereof or pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”; and Postal Realty REIT and each such each Wholly-owned Subsidiary, 1031 Property Holder and Controlled Affiliate of the Borrower executing and delivering this Agreement as a Guarantor or any such separate Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).
    Section 12.2.    Further Assurances. In the event the Borrower desires to include any additional Eligible Property in the Availability Amount after the ~~First~~Second Amendment Effective Date, to the extent that such Eligible Property is not owned by an existing Guarantor, as a condition to the inclusion of such Eligible Property in the Borrowing Base and in addition to the requirements set forth in Section 7.3 hereof, the Borrower shall cause the Subsidiary which owns such Eligible Property to execute an Additional Guarantor Supplement in the form of Exhibit G attached hereto (the “Additional Guarantor Supplement”), and the Borrower shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.
Section 13.    Miscellaneous.
    Section 13.1.    Notices.
    (a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail, with a copy to follow via electronic mail as follows:

to the Borrower or any Guarantor:

Postal Realty Trust, Inc.
75 Columbia Avenue
Cedarhurst, New York 11516
Attention: Robert Klein
Email: rklein@postalrealty.com
with a copy to:

Hunton Andrews Kurth LLP
Riverfront Plaza – East Tower
951 East Byrd Street
Richmond, Virginia 23219
Attention: Eric Nedell
Email: enedell@hunton.com

to the Administrative Agent:

Bank of Montreal
320 South Canal Street
Chicago, Illinois 60606
Attention: Rebecca Liu Chabanon
Email: Rebecca.LiuChabanon@bmo.com
with a copy to:

Chapman and Cutler LLP
320 South Canal Street
Chicago, Illinois 60606
Attention: Dan Baker
Email: dbaker@chapman.com

~~with a copy to:~~

~~Chapman and Cutler LLP~~
~~320 South Canal Street~~
~~Chicago, Illinois 60606~~
~~Attention: Meghann Salamasick~~
~~Email: salama@chapman.com~~

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).
    (b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Sections 2.2, 2.3 and 2.6 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
    (c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
    (d)    Platform. (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
    (ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.
    Section 13.2.    Successors and Assigns.
    (a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
    (b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

    (i)    Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitments and the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
    (B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment in respect of the Revolving Facility, or $1,000,000 in the case of any assignment in respect of any Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
    (ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
    (iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
    (A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;
    (B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
    (C)    the consent of each L/C Issuer and Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

    (iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
    (v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
    (vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
    (vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.4 and 13.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

    (c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
    (d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the L/C Issuers and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.8 with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.4, and 4.5 (subject to the requirements and limitations therein, including the requirements under Section 4.1(g) (it being understood that the documentation required under Section 4.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.12 and 4.7 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1 or 4.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.12 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.6 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to Section 13.7 (Sharing of Payments by Lenders) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
    (e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
    Section 13.3.    Amendments. Subject to Section 4.8, any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders), and (c) if the rights or duties of the Administrative Agent, the L/C Issuer, or the Swingline Lender are affected thereby, the Administrative Agent, the L/C Issuer, or the Swingline Lender, as applicable; provided that:
    (i)    no amendment or waiver pursuant to this Section 13.3 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the default rate provided in Section 2.9 or to waive any obligation of the Borrower to pay interest or fees at the default rate as set forth therein, (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest or any fee payable hereunder or (iii) amend the definitions of Sustainability Rating, Absolute Sustainability Target or Annual Sustainability Target (provided that no such change shall change the amount of the Sustainability Pricing Adjustment available to Borrower without the consent of all Lenders);
    (ii)    no amendment or waiver pursuant to this Section 13.3 shall, unless signed by each Lender, change the definition of Required Lenders or Required Revolving Lenders, change the provisions of this Section 13.3, change Section 13.7 in a manner that would affect the ratable sharing of setoffs required thereby, change the application of payments contained in Section 3.1 or 9.5, release any material Guarantor (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document;
    (iii)    no amendment or waiver pursuant to this Section 13.3 shall, unless signed by each Lender affected thereby, extend any Termination Date other than extensions under Section 2.16, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Termination Date;
    (iv)    no amendment to Section 11 shall be made without the consent of the Guarantor(s) affected thereby; and

    (v)    no waiver or amendment shall, unless signed by the Required Revolving Lenders, change any provision of the last sentence of Section 7.1 or, solely for the purposes of Section 7.1(b), after the occurrence of any Default or Event of Default, any other provision of this Agreement that would result in such Default or Event of Default no longer continuing.
Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, (3) guarantees, collateral security documents and related documents executed by the Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, (4) the Agent Fee Letter may be amended or otherwise modified without the consent of any Person other than the parties thereto, and (5) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Section 2.15.
    Section 13.4.    Costs and Expenses; Indemnification.
    (a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, such fees and expenses incurred in connection with (x) the creation, perfection or protection of the Liens under the Loan Documents (including all title insurance fees and all search, filing and recording fees) and (y) environmental assessments, insurance reviews, collateral audits and valuations, and field exams as provided herein, (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder).
    (b)    Indemnification by the Loan Parties. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof), any Swingline Lender and L/C Issuer, and their Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Claim or Environmental Liability, including with respect to the actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
    (c)    Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, any Swingline Lender or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, the L/C Issuer, any Swingline Lender or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, the L/C Issuer, any Swingline Lender or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share

(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any L/C Issuer or Swingline Lender solely in its capacity as such, only the Lenders party to the Revolving Facility shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each such Lender’s share of the Exposure at such time); and provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or any such Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 13.15.
    (d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
    (e)    Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
    (f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
    Section 13.5.    No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Guaranteed Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Guaranteed Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
    Section 13.6.    Right of Setoff. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, with the prior written consent of the Administrative Agent, each Lender, each L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such L/C Issuer or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the

Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Each Lender agrees that, without in each instance the prior written consent of Administrative Agent, such Lender (i) will not take or file any action, whether by judicial proceedings or otherwise, to enforce any rights or pursue any remedies under any of the Loan Documents, and (ii) agrees to indemnify each of the other Lenders for any loss sustained by such other Lenders as a direct consequence of such Lender’s violation of this Section 13.6.
    Section 13.7.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
    (a)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
    (b)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
    Section 13.8.    Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
    Section 13.9.    Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 4.1, 4.4, 4.5, and 13.4, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Guaranteed Obligations.
    Section 13.10.    Counterparts; Integration; Effectiveness.
    (a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 7.2, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the Initial Closing Date specifying its objection thereto.
    (b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Document, including any Assignment and Assumption, shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronics Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
    Section 13.11.    Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
    Section 13.12.    Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
    Section 13.13.    Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Loan Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Loan Documents.
    Section 13.14.    Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.
    Section 13.15.    Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.
    Section 13.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Loan Party and its Subsidiaries and the Administrative Agent, the L/C Issuer, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, the L/C Issuer, or any Lender has advised or is advising any Loan Party or any of its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the L/C Issuer, and the Lenders are arm’s-length commercial transactions between such Loan Parties and their Affiliates, on the one hand, and the Administrative Agent, the L/C Issuer, and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the L/C Issuer, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the L/C Issuer, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Loan Party and its Affiliates, and none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to disclose any of such interests to any Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the L/C Issuer, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
    Section 13.17.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement, the Notes and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
    (b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, the L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.
    (c)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 13.17(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
    (d)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 13.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
    Section 13.18.    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
    Section 13.19.    USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or L/C Issuer to identify the Borrower in accordance with the Act.
    Section 13.20.    Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from a Loan Party or any of its

Subsidiaries relating to a Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by a Loan Party or any of its Subsidiaries; provided that, in the case of information received from a Loan Party or any of its Subsidiaries after the Initial Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
    Section 13.21.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.     Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Assumption) acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
    (b)    the effects of any Bail-in Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;
    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
    Section 13.22.    Administrative Agent’s Discretion. Whenever pursuant to this Agreement Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent, the decision of Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall, except as is otherwise specifically provided herein, and provided no Default or Event of Default then exists, be in the reasonable discretion of Administrative Agent.
    Section 13.23.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act

(together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
    (a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
    (b)    As used in this Section, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
    (i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
    (ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
    (iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signature Pages to Follow]

~~This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.~~Signature pages intentionally removed.
~~“Borrower”~~
~~Postal Realty LP~~

~~By:    Postal Realty Trust, Inc.~~
~~Its:    General Partner~~
~~By~~
    ~~Name: Robert Klein~~
    ~~Title: Chief Financial Officer~~

~~“Postal Realty REIT”~~
~~Postal Realty Trust, Inc.~~
~~By~~
    ~~Name: Robert Klein~~
    ~~Title: Chief Financial Officer~~

~~“Material Subsidiaries”~~

~~A and J Assets LLC~~
~~Alabama Postal Holdings, LLC~~
~~Arkansas Postal Holdings LLC~~
~~Asset 20024, L.L.C.~~
~~Bicostal Postal Realty Holdings LLC~~
~~Birmingham Postal Realty Holdings LLC~~
~~Eagle Landing Postal Realty Holdings LLC~~
~~Eastern Postal Realty Holdings, LLC~~
~~Gary Glen Park Realty, LLC~~
~~Georgia Postal Realty Holdings LLC~~
~~Greensboro Postal Realty Holdings LLC~~
~~Harbor Station, LLC~~
~~Hiler Buffalo LLC~~
~~Illinois Postal Holdings, LLC~~
~~Indiana Postal Realty Holdings LLC~~
~~Iowa Postal Holdings, LLC~~
~~Louisiana Postal Holdings, LLC~~
~~Mass Postal Holdings LLC~~
~~Michigan Postal Holdings LLC~~
~~Midwestern Postal Realty Holdings, LLC~~
~~Milwaukee Postal Realty Holdings LLC~~
~~Missouri & Minnesota Postal Holdings, LLC~~
~~New Mexico Postal Realty Holdings LLC~~
~~Ohio Postal Holdings, LLC~~
~~Pennsylvania Postal Holdings, LLC~~
~~Postal Holdings LLC~~
~~PPP Assets, LLC~~
~~Puerto Rico Postal Realty Holdings LLC~~
~~South Carolina Postal Holdings LLC~~
~~Southern Postal Realty Holdings, LLC~~
~~Tennessee Postal Holdings, LLC~~
~~Topeka Postal Realty Holdings LLC~~
~~United Post Office Investments, LLC~~
~~UPH Merger Sub LLC~~
~~Western Postal Realty Holdings, LLC~~
~~Wisconsin Postal Holdings, LLC~~
~~By~~
~~Name: Robert Klein~~
~~Title: Chief Financial Officer~~

 ~~“Administrative Agent”~~
~~Bank of Montreal, Administrative Agent~~
~~By~~
    ~~Name: Rebecca Liu Chabanon~~
    ~~Title: Vice President~~

 ~~“Lenders”~~
~~BMO Harris Bank N.A., as L/C Issuer, Swingline Lender and a Lender~~
~~By~~
    ~~Name: Rebecca Liu Chabanon~~
    ~~Title: Vice President~~

~~M&T Bank, successor by merger to People’s United Bank, N.A.~~
~~By~~
    ~~Name:~~
    ~~Title:~~

~~Stifel Bank & Trust~~
~~By~~
    ~~Name:~~
    ~~Title:~~

~~Truist Bank~~
~~By~~
    ~~Name:~~
    ~~Title:~~

~~TriState Capital Bank~~
~~By~~
    ~~Name:~~
    ~~Title:~~

~~JPMorgan Chase Bank, N.A.~~
~~By~~
    ~~Name:~~
    ~~Title:~~